  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 2002

                                                     REGISTRATION NO. 333-91730
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------


                                AMENDMENT NO. 3

                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                        Encompass Services Corporation
            (Exact Name of Registrant as Specified in Its Charter)

                       Texas                   76-0535259
                  (State or Other                (I.R.S.
                   Jurisdiction          Employer Identification
                of Incorporation or              Number)
                   Organization)

                         3 Greenway Plaza, Suite 2000
                             Houston, Texas, 77046
                                (713) 860-0100
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              Gray H. Muzzy, Esq.
             Senior Vice President, General Counsel and Secretary
                        Encompass Services Corporation
                         3 Greenway Plaza, Suite 2000
                             Houston, Texas 77046
                                (713) 860-0100
   (Name, Address, Including Zip Code, and Telephone Number, Including Area
                          Code,of Agent For Service)

                               -----------------

                                   Copy To:
                             Edgar J. Marston III
                         Bracewell & Patterson, L.L.P.
                       711 Louisiana Street, Suite 2900
                           Houston, Texas 77002-2781
                                (713) 221-1315

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
    Title of Each Class of                        Proposed Maximum     Proposed
       Securities to be             Amount to      Offering Price  Maximum Aggregate Amount of Registration
        Registered(1)             Be Registered     Per Unit(2)    Offering Price(2)          Fee
-----------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par
 value per share, issuable upon
 exercise of nontransferable
 subscription rights........... 75,000,000 shares      $ 0.55        $41,250,000(3)         $3,795(4)
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(1) This registration statement relates to the shares of common stock of Encompass Services Corporation, or the company, deliverable upon exercise of the nontransferable subscription rights that will be issued to holders of common stock, certain options and warrants, and outstanding 7.25% convertible participating preferred stock of the company.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, as amended.
(3) Represents the gross proceeds from the sale of all 75 million shares of common stock.
(4) $6,670 previously paid.

                               -----------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2002

PROSPECTUS

[LOGO] ENCOMPASS
                        Encompass Services Corporation

                       75,000,000 Shares of Common Stock

                               -----------------

   We are distributing at no charge to holders of our common stock, 7.25% convertible participating preferred stock and certain of our options and warrants, nontransferable subscription rights to purchase up to an aggregate of 75,000,000 shares of our common stock at a cash subscription price of $0.55 per share. If you exercise your subscription rights in full, you may over-subscribe for the purchase of additional shares that remain unsubscribed at the expiration of the rights offering, subject to availability and allocation of shares among persons exercising this over-subscription privilege. You will not be entitled to receive any subscription rights unless you hold of record shares of our common stock, shares of 7.25% convertible participating preferred stock or certain of our options and warrants as of the close of business on September 13, 2002.

   This rights offering is being made in connection with a recent amendment of our bank credit facility. The amendment requires a $31 million prepayment of our outstanding bank loans by October 15, 2002. The first $31 million of the net proceeds of this offering will be applied to this prepayment.


   Two affiliates of Apollo Management IV, L.P., or the Apollo Shareholders, are the owners of approximately 25.3% of our outstanding voting stock. They have agreed with us, subject to the terms and conditions of a securities purchase agreement, to exercise all of their subscription rights, including over-subscription rights, and purchase an aggregate of $35 million of common stock in the rights offering. However, to the extent that a sufficient number of shares of common stock is not available for purchase by the Apollo Shareholders at the expiration of the rights offering, the Apollo Shareholders have agreed to purchase shares of series c convertible participating preferred stock (instead of common stock) at $1.10 per share, being the aggregate subscription price of the two shares of common stock into which it is convertible. The principal terms of the series c convertible participating preferred stock and the common stock are identical except that the series c convertible participating preferred stock enjoys a $0.02 per share liquidation preference over the common stock, is entitled to two votes per share and is automatically convertible into two shares of our common stock from time to time to the extent that we have any authorized and unreserved shares of common stock available for issuance upon conversion.


   The rights will expire if they are not exercised by 5:00 p.m., New York City
time, on October    , 2002, the expected expiration date of this rights
offering. We, with the consent of the Apollo Shareholders, may extend the period for exercising the subscription rights. Subscription rights which are not exercised by the expiration date of the rights offering will expire and will have no value. You should carefully consider whether to exercise your subscription rights before the expiration date. Our board of directors is making no recommendation regarding your exercise of subscription rights.

   The subscription rights may not be sold or transferred except under the very limited circumstances described later in this prospectus.


   Shares of our common stock are traded on the New York Stock Exchange under the symbol "ESR." On September 12, 2002, the last reported sales price for our common stock was $0.14 per share, substantially below the cash subscription price of $0.55 per share. Because of the average recent trading price of our common stock, we do not currently meet the requirements for continued listing on the NYSE. Our common stock may be delisted by the NYSE if its trading price does not increase above $1.00 per share within the next six months. See the seventh risk factor under "Risk Factors--Risks Relating to Our Common Stock" on page 11.


   AN INVESTMENT IN OUR COMMON STOCK IS VERY RISKY. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS BEFORE EXERCISING YOUR SUBSCRIPTION RIGHTS.

                               -----------------

                                 Minimum Offering(1)  Maximum Offering(2)
                                 -------------------- --------------------
                                 Per Share   Total    Per Share   Total
                                 --------- ---------- --------- ----------
                                              (in                  (in
                                           thousands)           thousands)
     Subscription Price.........  $0.5500   $35,000    $0.5500   $72,437
     Estimated Expenses (3).....   0.0283     1,800     0.0137     1,800
                                  -------   -------    -------   -------
     Net Proceeds to our Company  $0.5217   $33,200    $0.5363   $70,637
                                  =======   =======    =======   =======

--------
(1) Assumes that the Apollo Shareholders exercise their subscription rights and acquire $35 million in common stock and that all other subscription rights expire unexercised.
(2) Assumes that all subscription rights are fully subscribed and that the Apollo Shareholders purchase 28,352,190 shares of series c convertible participating preferred stock for $1.10 per share as contemplated by the securities purchase agreement. For purposes of this table, each share of series c convertible preferred stock is reflected as the two shares of our common stock into which it is convertible.

(3) See "Capitalization" on page 14 for information regarding allocation of transaction costs.


   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

              The date of this prospectus is September   , 2002.

                               TABLE OF CONTENTS


                                                                    Page
                                                                    ----
       Questions and Answers About the Rights Offering.............  ii
       Summary.....................................................   1
       Risk Factors................................................   3
       Use of Proceeds.............................................  13
       Capitalization..............................................  14
       The Rights Offering.........................................  15
       Securities Purchase Agreement...............................  31
       Other Agreements with the Apollo Shareholders...............  35
       Description of Capital Stock................................  38
       Certain United States Federal Income Tax Consequences.......  43
       Legal Matters...............................................  44
       Experts.....................................................  44
       Incorporation of Certain Documents by Reference.............  45
       Where You Can Find More Information.........................  45
       Forward-Looking Statements..................................  45

       Annex A--Opinion dated June 25, 2002 of Lehman Brothers Inc.  A1


   This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities.

   Any statement contained in this prospectus or in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

Q: What is the rights offering?


A: The rights offering is a distribution to holders of our common stock, 7.25% convertible participating preferred stock and certain of our options and warrants, of 91,353,441 nontransferable subscription rights at the rate of one subscription right for each share of common stock owned (or in the case of the certain options and warrants and outstanding 7.25% convertible participating preferred stock, one subscription right for each share of common stock issuable upon exercise or conversion) as of September 13, 2002, the record date.


Q: What is a subscription right?

A: Each subscription right is a right to purchase a share of our common stock and carries with it a basic subscription privilege and an over-subscription privilege.

Q: What is the basic subscription privilege?

A: The basic subscription privilege of each subscription right entitles you to purchase one share of our common stock at the subscription price of $0.55 per share.

Q: What is the over-subscription privilege?

A: The over-subscription privilege of each subscription right entitles you, if you fully exercise your basic subscription privilege, to subscribe for additional shares of our common stock unclaimed by other holders of subscription rights pursuant to their basic subscription privileges in the rights offering, at the same subscription price per share of common stock.

Q: Why are we engaging in a rights offering?


A: The rights offering is being made to raise funds for a $31 million prepayment we are required to make no later than October 15, 2002 under our bank credit facility. The Apollo Shareholders have committed, subject to the terms and conditions of the securities purchase agreement, to invest $35 million. This commitment by the Apollo Shareholders is sufficient for us to meet our $31 million prepayment obligation under our amended bank credit facility. See "Use of Proceeds," on page 13. However, at the time the rights offering was approved by the special committee of our board of directors, it wanted to give you the opportunity to participate in this fundraising effort and to purchase additional shares of our common stock at the same price that the Apollo Shareholders were paying for our securities.


   We will use one-half of any remaining net proceeds in excess of $35 million for the prepayment of indebtedness outstanding under our bank credit facility and the balance for general corporate purposes, including servicing interest on outstanding indebtedness, working capital and capital expenditures. Pending final application, funds available for general corporate purposes will be used to reduce temporarily the amounts outstanding under the revolving portion of our bank credit facility.

Q: What are the total expenses that we expect to incur in connection with the rights offering, the recent amendment to our bank credit facility and our securities purchase agreement with the Apollo Shareholders?


A: We estimate that the total aggregate costs of closing the rights offering, the recent amendment to our bank credit facility and our securities purchase agreement with the Apollo Shareholders will approximate $11.9 million (of which approximately $9.7 million had been paid as of September 13, 2002).



   This $11.9 million in expenses includes:



  . $5.5 million in expenses incurred in connection with the securities purchase agreement, including :


      - a $3 million fee that was paid to Lehman Brothers Inc. at the time Lehman Brothers delivered its fairness opinion,

      - a $1.5 million expense reimbursement paid to the Apollo Shareholders for professional and other expenses incurred by them in connection with the securities purchase agreement and transactions that were evaluated but not closed in prior periods, and



      - $1.0 million in legal, accounting and other transaction costs incurred in connection with the negotiation and consummation of the securities purchase agreement.



  . $4.6 million in legal expenses and other fees payable to the lenders and their affiliates for facilitating the recent amendment to our bank credit facility, of which approximately $4.2 million had been paid as of September 13, 2002.



  . $1.8 million in printing, legal, accounting and other expenses directly related to this rights offering.





   In addition to the $9.7 million in expenses that we have already incurred and paid, we expect to incur approximately $2.2 million in additional expenses related to these transactions. Although our remaining expenses could exceed our estimates, the $35 million investment by the Apollo Shareholders, combined with existing borrowing capacity under our revolving credit facility, should provide sufficient funds to pay the remaining estimated transaction costs of $2.2 million and the $31 million prepayment required under our bank credit facility by October 15, 2002.


Q: What happens if I choose not to exercise my subscription rights?

A: You will retain your current number of shares of common stock held directly by you (or indirectly by virtue of options, warrants and 7.25% convertible participating preferred stock) even if you do not exercise your subscription rights. If you choose not to exercise your subscription rights, then the percentage of our common stock held directly by you (or indirectly by virtue of options, warrants and 7.25% convertible participating preferred stock) will decrease. However, even if you choose to exercise your subscription rights in full, your percentage ownership of our common stock held directly by you (or indirectly by virtue of options, warrants and 7.25% convertible participating preferred stock) will still decrease. The magnitude of the reduction will depend upon the extent to which rights holders other than the Apollo Shareholders subscribe in the rights offering.

Q: What should I do if I want to participate in the rights offering but my shares are held in our 401(k) plan?

A: If you hold shares of common stock in an account in our 401(k) plan, the subscription agent will notify you of the rights offering. If you wish to exercise your subscription rights, you will need to notify the subscription agent of your decision and the plan administrator will act for you. To indicate your decision, you should complete and return to the subscription agent the form entitled "401(k) Plan Participant Election Form." You should receive this form from the subscription agent with the other rights offering materials.

Q: What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, custodian bank or other nominee?

A: If you hold shares of our common stock through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owner Election Form." You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

Q: What if the market price of our common stock is less than the subscription price of $0.55, which is the case at the date of this prospectus, when I am deciding whether to exercise my subscription rights?

A: Consult your broker. Depending on the market price of our common stock, it most likely will be more cost effective for you to purchase shares of our common stock on the NYSE rather than exercise your subscription rights.

Q: Will I be charged a sales commission or a fee by the company if I exercise my subscription rights?

A: No. We will not charge a brokerage commission or a fee to rights holders for exercising their subscription rights. However, if you exercise your subscription rights through a broker or nominee, you will be responsible for any transaction fees charged by your broker or nominee.

Q: Are there any conditions to my right to exercise my subscription rights?


A: Yes. The rights offering may be cancelled if the securities purchase agreement is terminated. The securities purchase agreement may be terminated by the Apollo Shareholders if, among other things, our shareholders fail to approve the $35 million investment by the Apollo Shareholders or there has been a material adverse change in our business since March 31, 2002. In the securities purchase agreement, a "material adverse change" means any change in the assets, properties, business, financial condition, results of operations or prospects of our company and its subsidiaries, taken as a whole, that a reasonably prudent investor would consider material relative to the investment proposed to be made by the Apollo Shareholders. See "Securities Purchase Agreement--Conditions to Closing" and "Termination of the Securities Purchase Agreement" on page 32. We cannot assure you that we will secure the necessary shareholder approval, that the Apollo Shareholders will not assert that a material adverse change has occurred, or that all other conditions to closing will be satisfied under the securities purchase agreement.




Q: What will happen if the requisite percentage of our shareholders do not approve the acquisition by the Apollo Shareholders of additional shares of voting stock as required by the NYSE or if the securities purchase agreement is otherwise terminated?



A: If our shareholders do not approve the Apollo Shareholders' acquisition of additional shares of voting securities or, if the securities purchase agreement is otherwise terminated in accordance with its terms, the Apollo Shareholders will have no obligation to invest an additional $35 million, and we will be in default under our bank credit facility. See "Securities Purchase Agreement--Termination of Securities Purchase Agreement" on page
   33. In such event, our board would consider a number of alternatives, including renegotiating the bank credit facility or negotiating a new securities purchase agreement with the Apollo Shareholders. There is no assurance that any of these negotiations would be concluded on terms acceptable to us. If the rights offering is abandoned, we will, in all likelihood, not be able to make the required $31 million prepayment due under our bank credit facility by October 15, 2002.



   A default under our bank credit facility would jeopardize our business, prospects and financial condition and unless our lenders are willing to waive the default, may require us to consider seeking protection from our creditors under federal bankruptcy law.




Q: What is the board of directors' recommendation regarding whether you should exercise your rights in the rights offering?

A: Our board of directors is not making any recommendation as to whether you should exercise your subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering.

Q: How many shares may I purchase?


A: You will receive one nontransferable subscription right for each share of common stock (or, in the case of the outstanding 7.25% convertible participating preferred stock and certain of our options and warrants, one nontransferable subscription right for each share of common stock issuable upon conversion or exercise) that you owned on September 13, 2002, the record date. Each subscription right contains the basic subscription privilege and the over-subscription privilege. Each basic subscription privilege entitles you to purchase one share of common stock for $0.55. See "The Rights Offering--Subscription Privileges--Basic Subscription Privilege" on page 22. Each over-subscription privilege entitles you to subscribe for additional shares of our common stock at the same subscription price per share on a pro-rata basis to the number of shares you purchased under your basic subscription privilege, provided you fully exercise your basic subscription privilege. "Pro-rata" means in proportion to the number of shares of our common stock which you and the other rights holders electing to exercise their over-subscription privilege have purchased by exercising their basic subscription privileges on their holdings of common stock, 7.25% convertible participating preferred stock and certain options and warrants. See "The Rights Offering--Subscription Privileges--Over-Subscription Privilege" on page 22.


Q: What are the principal differences between the rights of the common stock and the series c convertible participating preferred stock?

A: The principal terms of the common stock and the series c convertible participating preferred stock are identical except that the series c convertible participating preferred stock enjoys a $0.02 per share liquidation preference over the common stock, entitles the holder to two votes per share and is automatically convertible into two shares of our common stock from time to time to the extent that we have any authorized and unreserved shares of common stock available for issuance upon conversion. This is why the subscription price per share of series c convertible participating preferred stock is twice the subscription price per share of common stock.

Q: How was the subscription price established?


A: The subscription price per share was established by our board of directors based on the recommendation of a special committee of directors, excluding those directors affiliated with the Apollo Shareholders or management of our company who did not participate (in their capacity as directors) in the discussion, consideration or voting with respect to these matters. See "The Rights Offering" beginning on page 15. References in this prospectus to the approvals, or recommendations or the beliefs, considerations or other determinations of our board regarding the rights offering and the investment by the Apollo Shareholders include all members of our board of directors other than the directors affiliated with the Apollo Shareholders and management of our company.


Q: Is exercising my subscription rights risky?

A: Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights means buying additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading "Risk Factors," beginning on page 3.

Q: May I transfer my subscription rights if I do not want to purchase any shares?

A: No. Should you choose not to exercise your subscription rights, you may not sell, give away or otherwise transfer your subscription rights. However, subscription rights will be transferable to affiliates of the recipient and by operation of law, for example, upon death of the recipient.

Q: Am I required to exercise my subscription rights in the rights offering?

A: No.

Q: How many shares will be outstanding after the rights offering, including those owned by the Apollo Shareholders?


A: Table I summarizes information regarding the securities owned by the Apollo
   Shareholders and our other rights holders as of September 13, 2002 and the percentage of our voting power represented by these securities, excluding shares the Apollo Shareholders have agreed to purchase pursuant to the securities purchase agreement. Tables II and III adjust the September 13, 2002 ownership and voting power information to give effect to the closing of the rights offering based on two different assumptions. Table II assumes that we issue only $35 million of common stock to the Apollo Shareholders in the rights offering. Table III assumes that we raise $72.4 million through the sale of all shares of common stock offered in the rights offering and additional shares of series c convertible participating preferred stock are issued to the Apollo Shareholders pursuant to the securities purchase agreement.


                                    Table I


                                    Securities Owned as of September 13, 2002
-                         -------------------------------------------------------------
                                                                         Percentage of
                                                             Percentage Our Voting Power
                                                              of Class   Represented by
Names of Security Holders        Class            Number       Owned    Securities Owned
------------------------- -------------------- ----------    ---------- ----------------

  Apollo Shareholders.... Common Stock                -0-         -0-%         -0-%

                          7.25% Convertible
                          Participating
                          Preferred Stock(a)      256,191      100.00        25.29

                          Warrants and Options  1,287,500(b)    29.55          -0-
                                                                             -----

                                                                             25.29%
                                                                             =====

  Other Rights Holders... Common Stock         64,998,700      100.00%       74.71%

                          Warrants and Options  3,069,317(c)    70.45          -0-
                                                                             -----

                                                                             74.71%
                                                                             =====


                                   Table II


                          Securities Owned After Rights Offering--$35 Million Investment
-                         -------------------------------------------------------------
                                                                         Percentage of
                                                             Percentage Our Voting Power
                                                              of Class   Represented by
Names of Security Holders        Class            Number       Owned    Securities Owned
------------------------- -------------------- ----------    ---------- ----------------

  Apollo Shareholders.... Common Stock         63,636,364       49.47%       42.25%

                          7.25% Convertible
                          Participating
                          Preferred Stock(a)      256,191      100.00        14.60

                          Warrants and Options  1,287,500(b)    29.55          -0-
                                                                             -----

                                                                             56.85%
                                                                             =====

  Other Rights Holders... Common Stock         64,998,700       50.53%       43.15%

                          Warrants and Options  3,069,317(c)    70.45          -0-
                                                                             -----

                                                                             43.15%
                                                                             =====

                                   Table III


                          Securities Owned After Rights Offering-$72.4 Million Investment
-                         ------------------------------------------------------------
                                                                          Percentage of
                                                              Percentage Our Voting Power
                                                               of Class   Represented by
Names of Security Holders        Class             Number       Owned    Securities Owned
------------------------- -------------------- -----------    ---------- ----------------

  Apollo Shareholders.... Common Stock           6,931,983        4.95%        2.95%

                          7.25% Convertible
                          Participating
                          Preferred Stock(a)       256,191      100.00        16.20(e)

                          Series C Convertible
                          Participating
                          Preferred Stock(d)    28,352,190      100.00        24.16

                          Warrants and Options   1,287,500(b)    29.55          -0-
                                                                              -----

                                                                              43.31%
                                                                              =====

  Other Rights Holders... Common Stock         133,066,717       95.05%       56.69%

                          Warrants and Options   3,069,317(c)    70.45          -0-
                                                                              -----

                                                                              56.69%
                                                                              =====

   -----

   (a) See "Description of Capital Stock--7.25% Convertible Participating Preferred Stock" on page 38 for additional information.

   (b) Warrants exercisable for the purchase of 1,287,500 shares of our common stock at $16 per share.
   (c) Warrants exercisable for the purchase of an aggregate of 2,562,500 shares of our common stock at prices ranging from $16.00 to $20.175 per share and options exercisable for the purchase of 506,817 shares of our common stock at prices ranging from $3.08 to $10.50 per share.

   (d) See "Description of Capital Stock--Series C Convertible Participating Preferred Stock" on page 41 for additional information.


   (e) Based upon a conversion price of $8.10 per share of 7.25% convertible participating preferred stock. See "The Rights Offering--Effects of Rights Offering on Apollo Shareholders' Securities and Ownership" on page 27.



   Following the consummation of the rights offering and the transactions contemplated by the securities purchase agreement, it is highly likely that the Apollo Shareholders will control a sufficient percentage of our voting securities to elect all of our directors. Accordingly, the Apollo Shareholders thereafter will be able to exert a controlling influence over the formulation and implementation of our corporate strategies and policies. See the third and fourth risk factors under "Risk Factors" on page 7 and "The Rights Offering--Effects of Rights Offering on the Apollo Shareholders' Securities and Ownership" on page 28.


   Because of the Apollo Shareholders' right and obligation, subject to the terms of the securities purchase agreement, to acquire $35 million in common stock or, if necessary, series c convertible participating preferred stock, it is also probable that, upon consummation of the rights offering and the transactions contemplated by the securities purchase agreement, the percentage of voting stock owned by shareholders, other than the Apollo Shareholders, will decrease. The magnitude of the reduction will depend on the extent to which rights holders other than the Apollo Shareholders subscribe in the rights offering.

Q: After I exercise my subscription rights, can I change my mind and cancel my purchase?


A: No. Once you send in your subscription certificate and payment you cannot revoke the exercise of your subscription rights, even if you later learn information about us that you consider to be unfavorable and even if the market price of our common stock remains below the $0.55 per share subscription price. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a price of $0.55 per share even though the closing price of our common stock on September 12, 2002 was $0.14 per share. See "The Rights Offering--No Revocation" on page 27.

Q: What are the federal income tax consequences of exercising my subscription rights as a holder of common stock?


A: A holder of common stock should not recognize income or loss for federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. See "Certain United States Federal Income Tax Consequences" on page 43.


Q: If the rights offering is not completed, will my subscription payment be refunded to me?

A: Yes. The subscription agent will hold all funds it receives in escrow until completion of the rights offering. If the rights offering is not completed, the subscription agent will return promptly, without interest, all subscription payments.

Q: If I am a foreign shareholder or a shareholder with an APO or FPO address, how can I exercise my subscription rights?

A: The subscription agent will mail rights certificates to you if you are a rights holder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your subscription rights, you must notify the subscription agent on or prior to
   5:00 p.m., New York City time, on October   , 2002, and take all other steps
   which are necessary to exercise your subscription rights, on or prior to that time. If you do not follow these procedures prior to the expiration of the rights offering, your subscription rights will expire.



Q: Are we effecting the rights offering and the sale of $35 million of additional shares of our voting securities to the Apollo Shareholders as the first step in a "going-private" transaction?



A: No. We have no current plans to undertake a "going-private" transaction or to engage with any person in a transaction that would constitute a "going-private" transaction.




Q: What should I do if I have other questions?

A: If you have questions or need assistance, please contact the information agent, MacKenzie Partners, Inc., at (800) 322-2855 (toll free) or (212) 929-5500 (call collect).

                                    SUMMARY


   This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that is important to you. This prospectus includes or incorporates by reference information about our business and our financial and operating data. Before making an investment decision, we encourage you to read the entire prospectus carefully, including the risks discussed under the "Risk Factors" section beginning on page 3. We also encourage you to review our financial statements and the other information we provide in the reports and other documents that we file with the SEC, as described under "Where You Can Find More Information" on page 45.


   In this prospectus, unless the context otherwise requires a different meaning, all references to "we," "our," "us" or "our company" refer to Encompass Services Corporation and its subsidiaries. All references to the "Apollo Shareholders" refer to Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and their affiliates.

                                  Our Company

   We provide electrical and mechanical contracting services and cleaning and maintenance management services to commercial, industrial and residential customers throughout the United States, including construction, installation and maintenance. We are a Texas corporation and the address of our principal executive office is 3 Greenway Plaza, Suite 2000, Houston, Texas 77046, and our telephone number at this address is (713) 860-0100.

                              Recent Developments

   During the second quarter of 2002, we anticipated that we might not be able to meet the requirements of the financial covenants contained in our bank credit facility as of June 30, 2002. Accordingly, we entered into negotiations with our lenders to amend the financial covenants to avoid a possible default thereunder as of the end of the second quarter. On June 26, 2002, we entered into a fifth amendment to our bank credit facility, which provides financial covenant modifications through February 2005. We anticipate that our cash flow from operations and existing borrowing capacity under the amended bank credit facility will be adequate to fund our normal working capital needs, debt service requirements and planned capital expenditures during the remainder of 2002.

   Pursuant to the amended bank credit facility, we are required to sell $35 million of voting stock to the Apollo Shareholders in a rights offering or other investment. The amended bank credit facility consists of approximately $400 million in term loans and a revolving credit facility of $300 million. Until the proposed investment by the Apollo Shareholders in connection with the rights offering is actually funded, the revolving credit portion of the bank credit facility will be temporarily limited to a maximum of $250 million. Availability under the revolving credit facility, after applying available cash and deducting letter of credit commitments, was $107.1 million as of August 31, 2002. The revolving credit portion of the bank credit facility matures in February of 2005 and the term loans mature in 2006 and 2007.

   The $35 million in proceeds from the proposed investment by the Apollo Shareholders, less up to $4 million of certain permitted expenses related to the rights offering and the investment by the Apollo Shareholders, are required to be applied to the term loans on a pro-rata basis in the inverse order of maturity. We are also required to apply 50% of any proceeds from the rights offering in excess of the $35 million from the proposed investment by the Apollo Shareholders to permanently reduce balances outstanding under the revolving credit facility and the term loans on a proportionate basis.

   In addition, the amendment to the bank credit facility also, among other things:

   . modifies the maximum ratio of funded debt to pro forma earnings before interest, taxes, depreciation and amortization (as defined in the bank credit facility);

   . modifies the maximum ratio of funded senior debt to pro forma earnings before interest, taxes, depreciation and amortization (as similarly defined);

   . modifies the fixed charge coverage ratio;

   . prohibits further acquisitions by us and establishes restrictions on our payment of dividends, capital expenditures, asset sales, investments and indebtedness;

   . provides for additional collateral and requires the application of a portion of excess cash flows to the mandatory prepayment of the term loans; and

   . reduces the aggregate principal amount of swingline advances permitted to be outstanding at any time from $30 million to $15 million.

   Under the amended bank credit facility, we have agreed to complete the rights offering, including the $35 million investment by the Apollo Shareholders, no later than the earlier of thirty days after shareholder approval of the proposed investment by the Apollo Shareholders or October 15, 2002. We will be in immediate default under the amended bank credit facility if shareholder approval of the investment by the Apollo Shareholders is not obtained at the special meeting of shareholders.


   On June 27, 2002, we entered into a securities purchase agreement with the Apollo Shareholders. Subject to the terms and conditions of this agreement, the Apollo Shareholders agreed to exercise all their subscription rights and subscribe for the purchase of $35 million of common stock in the rights offering. To the extent shares of common stock subscribed for purchase by the Apollo Shareholders are needed to satisfy the subscriptions (including over-subscriptions) of other rights holders, the Apollo Shareholders have agreed to purchase shares of series c convertible participating preferred stock at $1.10 per share, being the aggregate subscription price of the two shares of common stock into which each share of series c convertible participating preferred stock is convertible, in lieu of any shares of common stock. See "Securities Purchase Agreement" beginning on page 31 for a more detailed description of the securities purchase agreement.



   We intend to sell certain under-performing or non-strategic business units, provided that we are able to secure prices, terms and conditions deemed acceptable by us. Including the anticipated tax benefits associated with the sales of some of these businesses, we believe that the aggregate cash benefit to be realized from sales of businesses will exceed $50 million. Pursuant to our amended bank credit facility, the proceeds of any such sales will be used to permanently reduce balances outstanding under our term loans and our revolving credit facility, on a proportionate basis. There is no assurance that we will secure satisfactory offers for any of our business units or that some of these business units will not be sold at a loss. In addition, as we evaluate the potential for selling these business units, we might discover information that would result in our recording a loss on impairment of long-term assets or goodwill, regardless of whether or not any of these business units are sold.


   We have called a special meeting of our shareholders for October       ,
2002. Our board of directors is soliciting proxies for the special meeting
pursuant to a proxy statement dated September       , 2002 to approve:

   . the $35 million investment by the Apollo Shareholders pursuant to the securities purchase agreement;

   . an amendment to our amended and restated articles of incorporation to increase our authorized shares of common stock from 200 million to 275 million; and

   . the grant of discretionary authority to our board to amend our amended and restated articles of incorporation to effect a reverse stock split of our common stock at a ratio within the range from one-for-five to one-for-fifteen at any time prior to August 1, 2003.

   The reverse stock split proposal was formulated in response to a letter from the NYSE dated July 22, 2002. In this letter, the NYSE advised us that unless shares of our common stock achieved both a $1.00 sales price and an average sales price of $1.00 over the 30-trading days preceding January 22, 2003, the NYSE would commence suspension and delisting procedures. See the seventh risk factor under "Risk Factors--Risks Relating to Our Common Stock" on page 11.

                                 RISK FACTORS

   This rights offering and an investment in the shares of our common stock involve a high degree of risk. You should carefully consider the following factors and other information presented or incorporated by reference in this prospectus before deciding to exercise your subscription rights and invest in our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us may also impair our operations and business. If we do not successfully address any one or more of the risks described below, there could be a material adverse effect on our financial condition, operating results and business. We cannot assure you that we will successfully address these risks.

Risks Relating to our Business

   Even if we close the rights offering, we may not be able to satisfy all of our debt obligations as they become due or cause our common stock to have a value equal to, or greater than, the subscription price of the subscription rights.

   For the reasons discussed below, our financial condition and our business in general are subject to substantial risks. We may not be able to satisfy all of the terms and conditions of the various agreements under which our indebtedness is outstanding (including, but not limited to, our obligations to make timely payments of interest and principal thereunder) or overcome or even mitigate the risks to which we and our business are subject. Consequently, neither we nor you have any assurance that our common stock currently has, or in the future will attain or maintain, a value equal to, or greater than, the subscription price of the subscription rights. Thus, the subscription price for shares in the rights offering may not reflect the current fair value or the future value of our common stock. For further information concerning this risk, please see "Risks Relating to this Rights Offering" on page 8.

   Our substantial debt could adversely affect our financial health and make us more vulnerable to adverse economic conditions and high interest rates.


   We have a significant amount of debt. As of August 31, 2002, before deducting unamortized discounts, we had outstanding $893.6 million of consolidated debt, and our total consolidated debt, as a percentage of total capitalization, was approximately 63%. We may incur additional debt in the future. However, we will be limited in the amount we can incur by our existing and future debt agreements. Since none of our debt instruments requires us to maintain any minimum credit rating, we do not believe that the recent downgrade in our credit rating to single B by Standard & Poor's has had a material adverse effect on our outstanding borrowings. However, Standard & Poor's has recently indicated that it has placed our company on credit watch with negative implications due to heightened concerns that the Apollo Shareholders might not close their $35 million investment pursuant to the securities purchase agreements, and the recent downgrade, or any further downgrades, in our credit rating could adversely affect our ability to raise capital in the future by issuing additional debt on commercially reasonable terms, or at all.


   At August 31, 2002, after applying available cash and deducting letter of credit commitments, we had the ability to borrow an additional $107.1 million under our recently amended bank credit facility. During the twelve months ended June 30, 2002, we made net principal repayments of approximately $134.1 million under our amended bank credit facility and other debt agreements. In addition, during the same period we paid approximately $70.4 million in interest on such indebtedness. After giving effect to the interest rate swap agreements that we have in effect, approximately 48% of our outstanding debt at August 31, 2002 was fixed-rate debt while the remaining 52% was floating-rate debt. Consequently, each 1% increase in interest rates will increase the annual debt service obligation on our outstanding indebtedness for borrowed money at August 31, 2002 by approximately $4.6 million.

   Our high level of debt could have important negative consequences to our business and, consequently, our shareholders, such as:

   . limiting our ability to obtain additional financing to fund our working capital, capital expenditures, debt service requirements or other purposes;

   . limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal payments and fund debt service requirements;

   . placing us at a competitive disadvantage compared to competitors with less debt;

   . increasing our vulnerability to adverse economic and industry conditions;
     and

   . increasing our vulnerability to interest rate increases because borrowings under our bank credit facility are primarily at variable interest rates.

   Our ability to satisfy our debt obligations will depend upon, among other things, our future operating performance and our ability to refinance or exchange debt when necessary. Each of these factors is to a large extent dependent on economic, financial, competitive and other factors beyond our control. If, in the future, we cannot generate sufficient cash from operations to maintain our financial covenants and make scheduled payments on our debt obligations, we will need to refinance some or all of our debt, obtain additional financing or sell assets. If we are not able to achieve any of these objectives, we may be required to seek protection from our creditors under applicable bankruptcy law.


   Continued depressed conditions in the construction industry, as well as future downturns in the construction industry and the overall economy, could further reduce our level of business activity and adversely impact our profitability, the cash we have available for debt service and our ability to meet the financial covenants contained in our amended bank credit facility.


   A substantial portion of our business involves installation of mechanical and electrical systems in newly constructed commercial, industrial and residential facilities. The level of new commercial and industrial installation services is cyclical and affected by changes in economic conditions and interest rates in North America and, to a lesser extent, the global economy. Our revenues from new installation services in the residential market are dependent upon the level of housing starts in the areas in which we operate. The housing industry is cyclical and our revenues from new residential installation will be affected by the factors that affect the housing industry. These factors include changes in employment and income levels, the availability and cost of financing for new homebuyers and general economic conditions. General downturns in housing starts or in new commercial and industrial construction in the areas in which we operate could reduce our level of business activity and adversely impact our profitability and the cash we have available for debt service. This, in turn, could make it more difficult for us to comply with the financial covenants in our recently amended bank credit facility.


   Our current EBITDA forecasts, which run through the remainder of 2002 and indicate that we will be in compliance with the financial covenants under our amended bank credit facility, may not prove to be accurate. These forecasts incorporate downward adjustments from our previous third quarter estimates and take into account our current estimate of operating results and the positive effects on EBITDA (as defined in the amended bank credit facility) resulting from anticipated asset sales of underperforming businesses. See "Summary--Recent Developments" on page 1. Actual EBITDA, once calculated following the close of the quarter, could be less than we forecast. Additionally, we have no definitive agreements in place to sell any underperforming businesses and we might not be able to obtain acceptable terms for, or obtain all necessary consents and approvals for, the sale of any of these assets. If we are unable to sell any of these assets and/or exceed our forecasted debt balances at the end of the third or fourth quarters of 2002 and/or fail to meet our EBITDA forecasts for the third and fourth quarters of 2002, we may be unable to comply with our financial covenants under our amended bank credit facility, in which case we would be in default under our bank credit facility. A default under our bank credit facility would jeopardize our business prospects and financial condition and unless our lenders would be willing to waive the default, may require us to consider seeking protection from our creditors under federal bankruptcy law.


   The U.S. Department of Commerce construction reports indicate that private non-residential construction has declined approximately 20% (seasonally adjusted annual rate) from June 2001 to June 2002, with the largest declines in the industrial, office building and hotel sectors. Overcapacity in the industry has resulted in a very competitive pricing environment in many markets, resulting in downward pressure on profit margins. Our profitability and profit margins have declined accordingly. Our operating income margins for the years ended December 31, 2000 and 2001, and for the six-month period ended June 30, 2002 were 5.2%, 2.3% and 1.8%, respectively. Our backlog was approximately $1.4 billion at June 30, 2002, compared to $1.6 billion at December 31, 2001 and June 30, 2001. The estimated gross profit margin in backlog is approximately 15 basis points lower than at December 31, 2001. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonality and Cyclicality" included in our annual report on Form 10-K/A and our quarterly reports on Form 10-Q that are incorporated by reference into this prospectus.


   Some of our customers in the telecommunications industry have suffered severe capital problems which have affected both our revenue from these customers as well as the collectibility of some of our receivables.


   Included in our customer base are a number of companies involved in the telecommunications industry, including fiber-optic network companies, wireless phone companies and high-speed Internet providers. We estimate that, during the years ended December 31, 1999, 2000 and 2001 and the six months ended June 30, 2002, we generated revenues from companies involved in the telecommunications industry approximating $130 million, $480 million, $320 million and $50 million, respectively, representing approximately 7%, 12%, 8% and 3%, respectively, of our total revenues during the corresponding periods. We estimate that our backlog from companies in the telecommunications industry at June 30, 2002 was approximately $23 million, or less than 2% of our total backlog.


   Recently, many companies in the telecommunications sector, including some of our customers, have experienced a dramatic reduction in the amount of new capital available to them, upon which certain of them are reliant to successfully achieve their business plans. Consequently, we have experienced reduced revenue and slower payment from certain customers, several of which have filed for protection under Chapter 11 of the U.S. Bankruptcy Code.



   As previously indicated, as of June 30, 2002 revenue from companies involved in the telecommunications industry is down from an average monthly amount of approximately $40.0 million in 2000 and $26.7 million in 2001 to approximately $8.3 million in 2002, and we may continue to experience a reduction in revenue from these customers as they continue to cut costs or file for bankruptcy.


   During 2001, we provided allowances of $27.8 million in continuing operations and $17.7 million in the discontinued Global Technologies operations to reserve certain accounts receivable from customers in the telecommunications industry. With respect to these specific customers, we believe our remaining receivables exposure is not material, and we are not performing a significant amount of services for them. We continue to perform services in the telecommunications industry and our total net receivables from identified telecommunications customers as of June 30, 2002, were less than $25 million. As additional information becomes available, and to the extent the financial condition of these or other customers in the telecommunications sector continues to deteriorate in the future, we may find it necessary to record additional charges to earnings to further increase our allowance for doubtful accounts.

   Our ability to secure bid and performance bonds may affect our ability to obtain future construction contracts and thus reduce our cash flow and impair our ability to comply with the terms of our amended bank credit facility.


   Particularly in connection with larger construction contracts, we are often required to post bid or performance bonds issued by a financial institution known as a surety. The surety industry has become an unsettled and volatile market in recent months, in the aftermath of certain notable corporate bankruptcies with significant surety exposure, other recent loss exposures and other factors. Collectively, these events have caused certain reinsurers and sureties to reevaluate their committed levels of underwriting and required returns. The ultimate impact of these developments, if any, on the surety market in general, or our company specifically, cannot be determined at this time. Since our financial condition is well known by our bonding companies, we do not believe that Standard & Poor's recent downgrade of our credit rating to single B has had any material adverse effect on our ability to secure performance bonds. However, Standard & Poor's has recently indicated that it has placed our company on credit watch with negative implication due to heightened concerns that the Apollo Shareholders might not close their $35 million investment pursuant to the securities purchase agreements, and any future downgrades in our credit rating may have such a material adverse effect. If we are unable to arrange sufficient bonding capacity to satisfy our future bonding requirements, whether as a result of further downgrades of our credit rating or otherwise, we may be precluded from bidding on and securing larger construction projects, including those with governmental entities. Our inability to secure these types of contracts could have a material adverse effect on the level of cash generated by our operations and impair our ability to comply with the financial covenants in our recently amended bank credit facility.


   Our profitability will be affected by prolonged unfavorable weather or seasonal variations.

   Our business tends to be affected adversely by moderate weather patterns. Comparatively warm winters and cool summers reduce the demand for our maintenance, repair and replacement services. Additionally, our new installation business is affected adversely by extremely cold weather and large amounts of rain. Prolonged unfavorable weather conditions or seasonal variations may cause unpredictable fluctuations in operating results.

   Our recently amended bank credit facility limits our ability to acquire other companies.

   In the past we have grown our business in large part through the acquisition of other companies in our industry. In the future, our ability to grow our business on this basis may be limited because we must secure the consent of our lending banks for acquisitions.

   Any delay or inability to integrate acquired businesses could adversely affect our cost of doing business.

   Our future success depends in part on our ability to integrate the businesses we have acquired into one enterprise with a common operating plan. Most of these acquired businesses have recently changed, or in certain cases, are in the process of changing their past processes and systems, such as accounting, employment, purchasing, sales, estimating and project management. We may not be successful in our efforts to integrate acquired companies or monitor their performance. If we are unable to do so, or if we experience delays or unusual expenses in doing so, our operating costs could increase and our profitability and cash available for debt service could decrease. This, in turn, would make it more difficult for us to comply with the financial covenants in our recently amended bank credit facility.

   Competition from owner-operated companies, large public companies and utilities for the services we provide may limit our profitability.

   The facilities services industry is very competitive with few barriers to entry. It is served by small, owner-operated private companies, by larger companies operating nationwide, including unregulated affiliates of electric and gas public utilities and heating, ventilating and air conditioning equipment manufacturers and by property management companies and real estate investment trusts which offer facilities services for the properties they own or manage. Some of the smaller competitors have lower overhead cost structures and may be able to provide their services at lower rates than we can. Some of the larger competitors have greater financial resources, name recognition or other competitive advantages. Consequently, we encounter significant competition in our efforts to achieve our profit objectives.

   Our business may suffer if we do not retain our management.

   We depend on our executive officers, senior management and key operations managers. We do not maintain key-man insurance on these individuals. Our business could be adversely affected if these persons do not continue in their roles and we are unable to attract and retain qualified replacements.

   Shortages of a skilled labor force, union disruptions or unfavorable union negotiations may adversely affect our profitability and our planned internal growth.

   Our ability to provide high-quality mechanical and electrical services on a timely basis requires an adequate supply of skilled technicians. Many companies in our industry are currently experiencing shortages of qualified technicians. A shortage of skilled labor may require us to use less-skilled labor which could adversely affect our ability to perform work.

   Although fewer than 15% of our employees are members of unions, many sectors of the facilities services industry involve unionized employees. Expanded unionization of our workforce could increase our costs. Union activity at our company may be disruptive to our business and may increase our costs. To the extent any of our union contracts expire, we may be required to renegotiate union contracts in an environment of increasing wage rates. We may not be able to renegotiate union contracts on terms favorable to us or without experiencing a work stoppage which may affect our profitability.

   Many of our customer contracts may be terminated on short notice.

   Many of our customer contracts have termination clauses permitting the customer to cancel the contract on less than 90 days' notice. We may not be able to keep customers from exercising their rights to terminate their contracts prior to the contract expiration date. Early contract terminations will reduce the level of our ongoing business activity and could adversely impact our profitability and the cash we have available for debt service.

   Fixed price contracts with our customers could expose us to losses if our estimates of project costs are too low.

   A substantial portion of our mechanical and electrical installation contracts are "fixed price" contracts. The terms of these contracts require us to guarantee the price of the services we provide and assume the risk that our costs to perform the services and provide the materials will be greater than anticipated. Our profitability in this market is therefore dependent on our ability to accurately predict the costs associated with our services. These costs may be affected by a variety of factors, some of which may be beyond our control. If we are unable to accurately predict the costs of fixed price contracts, certain projects could have lower profit margins than anticipated or even generate losses as has occurred in the recent past. In either event, the level of our earnings may decline and our ability to comply with the financial covenants in our amended bank credit facility may be impaired.


   In 2001, we incurred losses on several of our fixed price contracts. These losses contributed to the reduction we experienced in our gross profit margin from 17.8% in 2000 to 15.8% in 2001.


   Apollo and its affiliates will likely have the right to appoint all members of our board of directors and will be able to exert substantial influence over matters submitted to our shareholders, as well as over our business operations.


   As of September 13, 2002, the Apollo Shareholders are entitled to cast approximately 25.3% of the voting power of our outstanding voting securities. Depending upon the level of subscription in the rights offering, the Apollo Shareholders will be entitled to cast between approximately 43.3% and 56.9% of the voting power of our outstanding voting securities after the consummation of the rights offering. Accordingly, the Apollo Shareholders will effectively be able to control the election of members to our board of directors. As a result, the Apollo Shareholders have the ability to exert significant influence over the policies, management and affairs of our company and control or influence the outcome of corporate actions requiring shareholder approval. The Apollo Shareholders' interests may differ from those of our other shareholders and they may vote their stock in a manner adverse to other shareholders.


   The Apollo Shareholders will have the right to elect a majority of our board of directors even if our other shareholders purchase a sufficient number of shares of our common stock in the rights offering that the Apollo Shareholders do not acquire a majority of our outstanding voting securities through their $35 million purchase contemplated by the securities purchase agreement.

   Pursuant to the terms of our investor's rights agreement with the Apollo Shareholders, we are required to maintain a total debt leverage ratio of not more than 4 to 1. We did not maintain this ratio during the second quarter of 2002, and may not maintain this ratio in the immediate future. If this event is considered to be both material and intentional, then the Apollo Shareholders have the right to appoint a majority of our board of directors for as long as our total debt leverage ratio exceeds 4 to 1. In addition, under the terms of our 7.25% convertible participating preferred stock, we may accumulate quarterly cash dividends on our shares until February 22, 2003. If we thereafter fail to pay quarterly dividends in cash, an event of noncompliance will occur. Until such an event is remedied, the cash dividend rate on our 7.25% convertible participating preferred stock will increase to 9.25%, and the Apollo Shareholders will be entitled to appoint a majority of our board of directors. Since we are prohibited from paying cash dividends on our capital stock under the terms of our recently amended bank credit facility, it is highly unlikely that we will be able to pay the quarterly cash dividend on our 7.25% convertible participating preferred stock on April 1, 2003 or thereafter. As a consequence, the Apollo Shareholders will be able to control our board even if they acquire less than 50% of our voting securities as a result of the rights offering.

   We may not be able to finance future needs to adapt our business plans to changes because of restrictions placed on us by our lenders, noteholders and the Apollo Shareholders.


   The operating and financial restrictions and covenants in our bank credit facility, as most recently amended on June 26, 2002, and our senior subordinated note indenture limit our ability to finance future operations or capital needs, to respond to changes in our business or competitive activities and to engage in certain other business activities. A breach of any of these restrictions or covenants could cause a default under our bank credit facility and the senior subordinated notes and in some cases acceleration of debt under other instruments that contain cross-acceleration provisions. A significant portion of our debt may then become immediately due and payable. We are not certain whether we would be able to obtain, on terms satisfactory to us, sufficient funds to make these accelerated payments. Additionally, our investor's rights agreement with the Apollo Shareholders imposes restrictions on the way we operate our business and prohibits us from taking specified corporate actions without the consent of the Apollo Shareholders. See "Other Agreements with the Apollo Shareholders--Investor's Rights Agreement" on page 35.


Risks Relating to this Rights Offering

   Even if you exercise your full basic subscription right, your percentage ownership and voting rights in us may decrease.

   The rights offering may result in our issuance of up to an additional 75 million shares of our common stock and approximately 28.4 million shares of our series c convertible participating preferred stock, which are the functional equivalent of two shares of common stock.


   Even if you choose to exercise your basic subscription privilege in full, your relative ownership interest in us may be diluted depending upon the extent to which other rights holders exercise their subscription rights. Your voting rights and percentage interest in any of our net earnings may also be diluted whether or not you exercise your rights in full. We are unable to determine the precise total number of shares that will actually be sold in the rights offering. If all of the shares of common stock and series c convertible participating preferred stock which we are offering are purchased, our total outstanding shares of voting stock will be increased by 169.8%. If only the Apollo Shareholders exercise their subscription rights, our total outstanding shares of voting stock will be increased by 73.1% and your percentage interest of our voting securities will be diluted by approximately 42.2%. If all rights holders fully exercise their subscription and over-subscription rights and the Apollo Shareholders purchase shares of series c convertible participating preferred stock you would be diluted by approximately 25.9%.


   The subscription price determined for this offering is not an indication of our value.

   In accordance with the terms of the securities purchase agreement approved by the special committee of our board, the subscription price was set at the minimum of $0.55 since the average of the last reported sales prices of our common stock for the ten trading day period ended July 15, 2002 was less than that amount. The subscription price does not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the subscription price as an indication of our value or any assurance of future value. After the date of this prospectus, our common stock may trade at prices above or below the subscription price.

   Our proceeds from this rights offering are indeterminate.


   If no rights holders other than the Apollo Shareholders subscribe for shares of our common stock in the rights offering, we will have raised a minimum of $35 million from the purchase of common stock by the Apollo Shareholders, before deducting the remaining transaction costs associated with the rights offering, the recent amendment to our bank credit facility and our securities purchase agreement with the Apollo Shareholders, currently estimated to be $2.2 million. Assuming the rights offering is fully subscribed, the Apollo Shareholders will purchase additional shares of series c convertible participating preferred stock at $1.10 per share, being the aggregate subscription price of the two shares of common stock into which it is convertible, and our gross proceeds will be approximately $72.4 million, before deducting the remaining transaction costs.


   If you exercised your subscription rights at the date of this prospectus, you would lose money.


   On September 12, 2002, the last reported sales price of our common stock was $0.14 per share. The market price of our common stock in the future may remain below the subscription price of $0.55. We cannot assure you that the future trading price for the shares of our common stock will ever exceed the subscription price. Future prices of the shares of our common stock may be higher or lower depending on various factors including our future revenues and earnings, changes in earnings estimates by analysts, our ability to meet analysts' earnings estimates, speculation in the trade or business press about our operations, and overall conditions affecting our businesses, economic trends and the securities markets.


   You may not revoke the exercise of your subscription rights even if there is a decline in our common stock price after you exercise your subscription rights and prior to the expiration date of the subscription period.

   Even if our common stock price declines further below the subscription price for the common stock under our rights offering, resulting in a greater loss on your investment upon the exercise of rights to acquire shares of our common stock, you may not revoke or change your exercise of subscription rights after you send in your subscription forms and payment.

   You will not receive interest on subscription funds returned to you.

   If the rights offering is cancelled, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return, without interest, any subscription payments to you.

   Because we may terminate the rights offering, your participation in the rights offering is not assured.

   Once you exercise your subscription rights, you may not revoke the exercise for any reason unless we amend the offering. If the offering is cancelled, we will not have any obligation with respect to the subscription rights except to return any subscription payments, without interest.

   To exercise your subscription rights, you need to act promptly and follow subscription instructions.

   Shareholders who desire to purchase shares in this rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to October , 2002, the expiration date. However, if you receive rights as a shareholder who holds shares of our common stock as a participant in our 401(k) plan, then in order to exercise the rights credited to your account, all required forms must be received by the
subscription agent no later than 5:00 p.m., New York City time, on October   ,
2002, so that the plan administrator can exercise subscription rights on your behalf prior to the expiration date. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction, the subscription agent may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

Risks Relating to our Common Stock

   We may experience significant fluctuations in the price per share of our common stock for a variety of reasons, some of which are out of our control.

   The market price of our common stock may fluctuate significantly from time to time in response to a variety of factors, many of which are outside of our control, including:

   . variations in our reported financial results;

   . changing conditions in our industry; and

   . changing conditions in the general economy.

   Stock markets generally experience price and volume volatility from time to time and this may affect the price of our common stock for reasons unrelated to our business performance.

   The price of our common stock has been volatile.


   The market price of our common stock has been, and is likely to continue to be, volatile, experiencing wide fluctuations. In recent years, the stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many companies. Some of these fluctuations appear to be unrelated or disproportionate to the operating performance of such companies. During the 12 months preceding September 12, 2002, the last reported sales price of our common stock on the NYSE has ranged from $5.20 to $0.14. Future market movements may materially and adversely affect the market price of our common stock. In addition, due to the fact that the daily volume of trading in our shares of common stock is low, relatively small transactions in our common stock can have a disproportionate effect on its market price. See the applicable risk factor on page 11 for information relating to the possible delisting of our common stock from the NYSE.


   We do not intend to pay dividends on shares of our common stock in the foreseeable future.

   We currently expect to retain our future earnings, if any, to reduce debt and for use in the operation of our business. Additionally, our amended bank credit facility prohibits the payment of cash dividends on our outstanding capital stock. In addition, our 7.25% convertible participating preferred stock has priority in the payment of dividends over our common stock. We do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future.

   The issuance of preferred stock or additional common stock may adversely affect our shareholders.

   Our board of directors has the authority to issue up to 50,000,000 shares of our preferred stock, of which only 256,191 shares are currently issued. Up to approximately 28.4 million shares of series c convertible participating preferred stock may be created and issued to the Apollo Shareholders in connection with the transactions described in this prospectus. Our board of directors is authorized to determine the terms, including voting rights, of the preferred stock without any further vote or action by our common shareholders. The voting and other rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Similarly, our board has the right to issue additional shares of common stock, up to the total number of shares authorized, without any further vote or action by common shareholders (as long as the additional shares of common stock are not reserved for any other purpose including issuance upon the automatic conversion of the series c convertible participating preferred stock), which would have the effect of diluting common shareholders. An issuance could occur in the context of another public or private offering of shares of common stock or preferred stock or in a situation where the common stock or preferred stock is used to acquire the assets or stock of another company. The issuance of common stock or preferred stock, while providing desirable flexibility in connection with possible investments and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control.

   Liquidation Preferences of Preferred Stock.


   At September 13, 2002, the aggregate liquidation preference of the 256,191 shares of 7.25% convertible participating preferred stock owned by the Apollo Shareholders over our common stock approximated $308.0 million. This liquidation preference must be paid in full before any distributions may be made to the holders of our common stock. Because the shares of 7.25% convertible participating preferred stock are currently convertible into common stock at the rate of one share of common stock for each $14 of liquidation value, it is unlikely that these shares will be converted into common stock by the Apollo Shareholders in the foreseeable future. In addition, if our shareholders do not approve the proposed increase in our authorized shares of common stock from 200 million to 275 million and the Apollo Shareholders are issued shares of series c convertible participating preferred stock, then upon liquidation of the company, the holders of the series c convertible participating preferred stock would receive a $0.02 per share liquidation preference over the holders of our common stock.


   Shares eligible for future sale could cause our stock price to decline.

   The market price of our common stock could decline as a result of future sales of substantial amounts of our common stock, or the perception that such sales could occur. Furthermore, the Apollo Shareholders have the right to require us to register the shares of common stock underlying the outstanding 7.25% convertible participating preferred stock and warrants that they own, and other holders of warrants have the same right to require us to register the shares of common stock underlying their warrants, which may facilitate their sale of shares in the public market. In addition, we will be obligated to register the shares of common stock (including shares issuable upon the conversion of shares of series c convertible participating preferred stock) that the Apollo Shareholders may purchase in connection with this transaction.

   Our common stock could be delisted from the New York Stock Exchange, which could seriously limit the liquidity and negatively affect the value of our common stock.

   In addition to several other requirements, the NYSE requires that issuers with securities listed on the NYSE, such as us, maintain a minimum average closing price during any period of 30 trading days of $1.00 per share. The closing price of our shares of common stock has averaged below $1.00 per share since May 20, 2002. On July 22, 2002, the NYSE notified us that unless our common stock achieved both a $1.00 sales price and an average share price of $1.00 over the 30-trading-day period preceding January 22, 2003, the NYSE would commence suspension and delisting procedures for our common stock on the NYSE. If we decide to take action that requires shareholder approval to increase the sale price of our common stock, the NYSE indicated that such action must be taken no later than our next annual meeting and implemented promptly thereafter. We have advised the NYSE that we intend to submit a reverse stock split proposal to our shareholders at the special meeting scheduled for
October   , 2002. We are seeking shareholder approval of a grant of
discretionary authority to our board of directors to amend our amended and restated articles of incorporation to effect a reverse stock split of our outstanding stock at a ratio of between one-for-five and one-for-fifteen at any time prior to August 1, 2003.

   In addition to satisfying the minimum average closing price requirement, we would also need to continue to satisfy all other applicable NYSE listing criteria. If we fail to do so, our common stock may be delisted from the NYSE.

   If our common stock is deemed "penny stock," its liquidity will be adversely affected.

   If our common stock is no longer listed on the NYSE or another national securities exchange or quotation system, our common stock may be deemed to be penny stock. If our common stock is considered penny stock, it would be subject to rules that impose additional sales practices on broker-dealers who sell our securities. For example, broker-dealers will have to make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to sale. Also, a disclosure schedule must be prepared before any transaction involving penny stock, and disclosure is required about (a) sales commissions payable to both the broker-dealer and the registered representative and (b) current quotations for the securities. Monthly statements are also required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock. The additional burdens imposed upon broker-dealers by these requirements could discourage them from facilitating trades in our common stock, which could have an adverse effect on the liquidity of our common stock.

                                USE OF PROCEEDS

   If no rights holder other than the Apollo Shareholders subscribes for shares of our common stock in the rights offering, our gross proceeds will be $35 million. If the rights offering is fully subscribed and the Apollo Shareholders purchase $35 million of common stock and series c convertible participating preferred stock our gross proceeds will be approximately $72.4 million. The actual proceeds will depend on the numbers of shares subscribed for in the rights offering.


   After subtracting the estimated expenses of $1.8 million related to the rights offering, the net proceeds of the rights offering should be between $33.2 million and $70.6 million. However, we anticipate that proceeds from the rights offering will also be used to pay estimated additional expenses related to the amendment to our bank credit facility and our securities purchase agreement with the Apollo Shareholders. We estimate that the aggregate additional expenses to be paid are approximately $2.2 million. Consequently, we anticipate that the net cash proceeds to us will be between $32.8 million and $70.2 million, before deducting payments to permanently reduce our outstanding loans under our bank credit facility.





   We estimate that the total aggregate costs of closing the rights offering, the recent amendment to our bank credit facility and our securities purchase agreement with the Apollo Shareholders will approximate $11.9 million (of which approximately $9.7 million had been paid as of September 13, 2002).



   This $11.9 million in expenses includes:



  . $5.5 million in expenses incurred in connection with the securities purchase agreement including:



      - a $3 million fee that was paid to Lehman Brothers Inc. at the time Lehman Brothers delivered its fairness opinion,



      - a $1.5 million expense reimbursement paid to the Apollo Shareholders for professional and other expenses incurred by them in connection with the securities purchase agreement and transactions that were evaluated but not closed in prior periods, and



      - $1.0 million in legal, accounting and other transaction costs incurred in connection with the negotiation and consummation of the securities purchase agreement.



  . $4.6 million in legal expenses and other fees payable to the lenders and their affiliates for facilitating the recent amendment to our bank credit facility, of which approximately $4.2 million had been paid as of September 13, 2002.



  . $1.8 million in printing, legal, accounting and other expenses directly related to this rights offering.



   In addition to the $9.7 million in expenses that we have already incurred and paid, we expect to incur approximately $2.2 million in additional expenses related to these transactions. Although our remaining expenses could exceed our estimates, the $35 million investment by the Apollo Shareholders, combined with existing borrowing capacity under our revolving credit facility, should provide sufficient funds to pay the remaining estimated transaction costs of $2.2 million and the $31 million prepayment required under our bank credit facility by October 15, 2002.




   One half of any additional net proceeds from the rights offering in excess of $35 million will be used to permanently reduce, proportionately, the term loans and the revolver under our bank credit facility. As of August 31, 2002, amounts borrowed under the bank credit facility bear interest at a weighted average rate of 5.5%, before giving effect to interest rate swap agreements and the amortization of deferred financing costs. The revolver under our bank credit facility expires on February 22, 2005. As of August 31, 2002, the indebtedness outstanding under the bank credit facility was $554.0 million, as follows: $125.5 million under the Tranche A term loan, $164.1 million under the Tranche B term loan, $96.8 million under the Tranche C term loan, and $167.6 million under the revolver. The amounts outstanding under this bank credit facility were used for acquisitions and for general corporate purposes, including servicing interest on outstanding indebtedness, working capital and capital expenditures.

   We will use the remaining net proceeds, if any, for general corporate purposes, including servicing interest on outstanding indebtedness, working capital and capital expenditures. Pending final application, funds available for general corporate purposes will be used to reduce temporarily the amounts outstanding under the revolving portion of our bank credit facility.

                                CAPITALIZATION


   The following table sets forth our summary capitalization as of June 30, 2002, as adjusted to give pro-forma effect to (i) the sale of $35 million of our common stock to the Apollo Shareholders pursuant to the rights offering and
(ii) the sale of an aggregate of $72.4 million of our voting securities, consisting of all shares of common stock offered in the rights offering and the additional shares of series c convertible participating preferred stock sold to the Apollo Shareholders pursuant to the securities purchase agreement. This table should be read in conjunction with our financial statements and notes thereto incorporated by reference into this prospectus. The "as adjusted" columns assume an aggregate of $11.9 million of transaction costs related to the rights offering, the securities purchase agreement and the bank credit facility amendment, $5.0 million of which was paid as of June 30, 2002. See "Use of Proceeds" on page 13. Net proceeds from the rights offering are assumed to be first applied to the required permanent reductions in the bank credit facility, and then to reduce borrowings under the revolving bank credit facility.


                                                                     As Adjusted for the Rights Offering
                                                                     ----------------------------------
                                                                     $35 Million      $72.4 Million
                                                           Actual    Investment        Investment
                                                         ----------  -----------      -------------
                                                                    (in thousands)
Cash and cash equivalents............................... $   14,575  $   14,575        $   14,575
                                                         ==========  ==========        ==========
Total debt:
   Revolving credit facility--credit facility........... $   83,800  $   86,713        $   58,120
   Term loans--credit facility..........................    289,613     266,378           259,748
   Institutional term loan--credit facility.............     96,785      89,020            86,804
   Senior subordinated notes............................    335,000     335,000           335,000
   Discount on senior subordinated notes................     (6,619)     (6,619)           (6,619)
   Junior subordinated notes............................      4,113       4,113             4,113
   Other borrowings.....................................        494         494               494
                                                         ----------  ----------        ----------
       Total debt.......................................    803,186     775,099           737,660
                                                         ----------  ----------        ----------
Mandatorily redeemable convertible preferred stock......    300,487     300,487           300,487
                                                         ----------  ----------        ----------
Shareholders' equity:
   Series c convertible participating preferred stock...         --          --            31,187
   Common stock.........................................         67         130               142
   Additional paid-in capital...........................    624,077     651,713           657,953
   Accumulated deficit..................................   (400,424)   (400,424)         (400,424)
   Treasury stock, at cost..............................    (10,425)    (10,425)          (10,425)
   Accumulated other comprehensive loss.................     (3,475)     (3,475)           (3,475)
                                                         ----------  ----------        ----------
       Total shareholders' equity.......................    209,820     237,519           274,958
                                                         ----------  ----------        ----------
       Total capitalization............................. $1,313,493  $1,313,105        $1,313,105
                                                         ==========  ==========        ==========
       Total debt-to-total capitalization...............       61.1%       59.0%             56.2%
       Availability under revolving credit facility..... $    141.2  $    188.3        $    210.6

                              THE RIGHTS OFFERING

Background of the Rights Offering

   On March 12, 2002, the Apollo Shareholders proposed that we attempt to raise equity capital through a rights offering to all of our shareholders and to use the proceeds from the equity financing to reduce long term debt and obtain long term covenant relief under the company's senior secured bank credit facility. In order to support the success of the rights offering, the Apollo Shareholders offered to purchase up to $35 million of common stock in the rights offering. Because of the Apollo Shareholders' ownership position in us and their representation on our board, a special committee of independent directors was formed to evaluate the merits of any transaction between us and the Apollo Shareholders.

   The special committee engaged Weil, Gotshal & Manges LLP as its legal counsel and Lehman Brothers Inc. as its financial advisor. Between March 12 and June 27, 2002, the special committee held 16 meetings to evaluate proposals made by the Apollo Shareholders and to consider the availability of alternative transactions.

   At a meeting held on June 25, 2002 the special committee approved the rights offering and the related $35 million investment by the Apollo Shareholders or its affiliates and recommended that the action be adopted by our board of directors. Our board adopted the special committee's action on June 26, 2002. All of our directors, other than Andrew D. Africk, Michael Gross and Scott Kleinman, who are affiliates of the Apollo Shareholders, and Joseph M. Ivey, Jr. and J. Patrick Millinor, Jr., who are employees of, or receive a salary from us, approved the rights offering and the related investment by the Apollo Shareholders. Messrs. Ivey, Millinor, Africk, Gross and Kleinman did not participate (in their capacity as directors) in the discussion, consideration or voting with respect to these matters. References in this prospectus to the approvals, recommendations, beliefs, considerations or other determinations of our board regarding the rights offering and the related investment by the Apollo Shareholders include all members of our board of directors other than Messrs. Africk, Gross, Kleinman, Ivey and Millinor.

Reasons for the Rights Offering

   On June 26, 2002, we entered into an amendment to our $700 million bank credit facility which provides financial covenant modification through February 2005. We anticipate that our cash flow from operations and existing borrowing capacity under the amended bank credit facility will be adequate to fund our normal working capital needs, debt service requirements and planned capital expenditures during the remainder of 2002. Without this amendment, we would have defaulted on one or more of the financial covenants in our bank credit facility as of June 30, 2002, the end of our second quarter. We believe that a default would have jeopardized our business, prospects and financial condition.

   Pursuant to the amended bank credit facility, we are required to sell $35 million of our voting stock to the Apollo Shareholders and to apply the first $31 million of proceeds of such investment to the permanent reduction of the amounts outstanding under the bank credit facility by October 15, 2002. The primary reason for authorizing the rights offering and the Apollo Shareholders' investment is to satisfy this requirement. The special committee and our board determined that the rights offering with the Apollo Shareholders' investment was our only feasible course of action under the circumstances.

   Through the special committee of our board of directors, we considered and rejected several alternatives to the rights offering, including:

  .   a private investment by the Apollo Shareholders or a third party,

  .   a sale or merger,

  .   a de-leveraging through a debt for equity swap, and

  .   a de-leveraging through asset sales.

   In the first quarter of 2002, we engaged a financial advisor to solicit indications of interest from third parties with respect to an investment in us or a possible sale or merger. Our advisor sought these indications of interest and was unsuccessful at finding third parties willing to engage in discussions regarding any of these transactions. Separate from the activities of our advisor, in the first quarter of 2002 we met with a third party concerning a possible acquisition of us. However, this meeting did not progress beyond preliminary discussions.


   We considered a private investment by the Apollo Shareholders but declined because we believed that we could negotiate an opportunity for all of our shareholders to purchase shares of our Common Stock. In addition, the Apollo Shareholders' proposal would have required us to amend the conversion ratio of our outstanding shares of our 7.25% convertible participating preferred stock from $14 per share to a price that would have approximated the market price of our shares of Common Stock at that time (approximately $0.57 per share). Such an amendment would have resulted in substantial dilution to our common shareholders.
   We rejected the possibility of a third party investment based upon our unsuccessful efforts to identify a willing investor and our belief that if we were to find an investor willing to offer better terms than those offered by the Apollo Shareholders it probably would have taken too long to complete.

   We decided not to pursue a sale or merger of our company based on advice from our financial advisors that current market conditions, the limited number of qualified potential buyers and our recent financial performance would make it difficult for us to obtain a price that we believed would fairly reflect the long term value of our business. In addition, we did not believe that we could conclude a thorough sale process by June 30, 2002. Further, we concluded that initiating a sale process would have diverted a substantial portion of our key executives' time and attention from operating our business.

   We considered de-leveraging through a debt for equity swap but declined because we concluded that based on factors including timing, shareholder dilution and probability of success, pursuing such an alternative at that time would be less favorable to our and our shareholders' best interests compared to the other financing alternatives then available to us.

   We rejected the alternative of de-leveraging through asset sales to repay debt because it was unlikely the proceeds would have been sufficient to materially improve our financial position for purposes of the total debt-to-earnings before interest, taxes, depreciation and amortization covenant in our bank credit facility. Moreover, a sale under distress conditions probably would have yielded unsatisfactory values.

   In approving the rights offering and the Apollo Shareholders' investment, the special committee and our board of directors considered a number of factors, including the following:

  . the belief that the bank credit facility amendment, which depended upon the rights offering and the Apollo Shareholders' investment, would provide adequate liquidity for us to execute our business plan through 2005, including making capital expenditures, hiring additional employees and maintaining supplier and surety relationships;

  . the adverse impact that a default on a financial covenant in our bank credit facility would have had on our business, prospects and financial condition (including the risk of losing customers, employees, vendors and access to surety markets);

  . the substantial and imminent risk of insolvency that would result from a financial covenant default under the circumstances;

  . the impact that insolvency would have on our shareholders and creditors, our failure to meet recent projections and our reduced expectations for near- and medium-term operating results;

  . the sharp and sustained decline in our stock price and the associated negative publicity;

  . potential limitations on new surety bonding available to us without the bank amendment, especially on projects larger than $10 million, and concerns about this expressed by customers;

  . competitive pressure stemming from a surplus of bids on projects in the industry;

  .   the lack of interest of third parties in investing in us;

  . the commercial and other risks of initiating a sale process under the circumstances we face;

  . our inability to obtain adequate covenant relief from our senior lenders through asset sales;

  . the commercial and other risks associated with a restructuring or recapitalization and the impact of those alternatives on our shareholders and our creditors;

  . the willingness of the Apollo Shareholders to invest $35 million and the opinion of Lehman Brothers as to the fairness to us of the Apollo Shareholders' investment from a financial point of view;

  . the belief that the transaction was the best alternative reasonably available to us from the perspective of our public shareholders and our creditors; and

  . the belief that the rights offering, including over-subscription rights, would be larger than necessary to meet shareholder demand for shares and therefore would enable participating shareholders to invest on a pro-rata basis with the Apollo Shareholders and avoid or limit dilution that may result from the Apollo Shareholders' investment.


   The special committee and our board also recognized the possibility that covenant violations under the amended bank credit facility could occur in the future even after completion of the proposed transaction. Moreover they recognized that completion of the proposed transaction would not necessarily ensure our continued ability to satisfy all our debt obligations as they become due. See the third risk under "Risks Relating to Our Business" on page 4.


   In reaching a decision to commence a rights offering, the special committee and our board were mindful of the fact that a low level of participation in the rights offering by shareholders other than the Apollo Shareholders would result in the Apollo Shareholders owning a majority of our shares. The expenses associated with the proposed transaction, as well as expenses of potential alternative transactions, were also taken into account.

   The preceding discussion of the information and factors considered and given weight by the members of the special committee and our board of directors is not intended to be exhaustive. However, the special committee and our board of directors believe that the discussion includes substantially all of the material factors that they considered. In reaching their decisions to approve and to recommend approval of the Apollo Shareholders' investment, the special committee and our board of directors did not assign any relative or specific weights to the factors they considered. Individual directors may have given different weights to different factors.

Opinion of Financial Advisor - Lehman Brothers

   The special committee of our board of directors engaged Lehman Brothers to act as financial advisor to the special committee in connection with a proposal by the Apollo Shareholders to invest an aggregate of $35 million in us through a rights offering.

   On June 25, 2002, at a meeting of the special committee of our board, Lehman Brothers delivered its oral opinion to the special committee, which was subsequently confirmed in writing to the special committee in a letter dated June 25, 2002, that, as of such date, and based upon and subject to certain matters stated therein, the consideration to be received by us in connection with the investment by the Apollo Shareholders was fair to us from a financial point of view. Lehman Brothers was not requested to opine as to, and its opinion did not in any manner address, (i) our underlying business decision to proceed with or effect the rights offering or the investment by the Apollo Shareholders, (ii) the proposed amendment to our bank credit facility, (iii) our long term financial viability or (iv) whether or not a shareholder should exercise any nontransferable subscription rights distributed to such shareholder.

   The full text of Lehman Brothers' written opinion dated June 25, 2002 is included as Annex A to this prospectus. Shareholders may read the opinion for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of Lehman Brothers' opinion and the methodology that Lehman Brothers used to render its opinion.

   Lehman Brothers' advisory services and opinion were provided for the information and assistance of the special committee of our board in connection with its consideration of the proposed $35 million investment by the Apollo Shareholders described above. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any of our shareholders as to how such shareholder should vote with respect to the purchase of additional shares of common stock by the Apollo Shareholders, or whether a shareholder should exercise any nontransferable subscription rights distributed to such shareholder.

   In arriving at its opinion, Lehman Brothers reviewed and analyzed:

  . a draft of the securities purchase agreement that sets forth the terms of the proposed $35 million investment by the Apollo Shareholders;

  . a draft of the statement of designation of the series c convertible participating preferred stock;

  . our annual report on Form 10-K for the fiscal year ended December 31, 2001, our quarterly report on Form 10-Q for the quarter ended March 31, 2002 and our earnings releases for the fiscal year ended December 31, 2001 and the quarter ended March 31, 2002;

  . financial and operating information with respect to our business, operations and prospects furnished to Lehman Brothers by us, including information with respect to our anticipated capital and investment expenditures, debt payments and working capital requirements and financial projections for periods 2002 through 2011 prepared by our management, hereinafter referred to as our management projections;

  . trading history of our common stock and debt securities from April 2001 to June 2002;

  . a comparison of the financial terms of the proposed investment by the Apollo Shareholders with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

  . published reports of third party research analysts with respect to our financial condition and our future financial performance;

  . the covenants contained in our credit agreements as of the date of the opinion and our ability to comply with such covenants;

  . the potential impact on our customers, employees, suppliers, and surety bond providers of a possible default under the credit agreements (as of the date of the opinion) and a lapse or perceived lapse in liquidity available to us to carry on our business in the ordinary course;

  . our liquidity position and its impact on current operations, our ability to meet our cash requirements in the future and alternative sources of liquidity available to us as of the date of the opinion;

  . the potential availability of, and likely terms associated with, various capital markets financing alternatives that we could pursue as of the date of the opinion;

  . our financial obligations and our ability to meet such obligations from our existing or currently projected operations as of the date of the opinion;

  . the credit ratings assigned to our debt securities and the outlook assigned to such securities by the rating agencies as of the date of the opinion;

  . the results of other investment banks' efforts to solicit indications of interest from third parties with respect to an investment in us;

  . the pro forma financial consequences to us of the proposed investment by the Apollo Shareholders; and

  . the potential that the Apollo Shareholders, following the consummation of their proposed investment and the rights offering, might obtain a majority of the voting power of our voting securities.

   In addition, Lehman Brothers had discussions with our management concerning our business, operations, assets, financial condition and prospects.

   In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of our management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to our management projections, upon our advice, Lehman Brothers assumed that our management projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of our management as to our future performance. Lehman Brothers relied upon such projections in performing its analysis. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of our properties and facilities and did not make or obtain any evaluations or appraisals of our assets or liabilities. In addition, we did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, any indications of interest from any third party with respect to an equity investment in or financing of us. Its opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the opinion.

   In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to us, but rather made its determination as to the fairness to us, from a financial point of view, of the aggregate consideration to be paid by the Apollo Shareholders on the basis of the financial and comparative analyses described below.

   The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. Neither we, Lehman Brothers nor any other person assumes any responsibility if future results are materially different from those discussed. Any estimates contained in Lehman Brothers' analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth in the analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.




   Lehman Brothers used several methodologies to assess the fairness to us, from a financial point of view, of the equity investment by the Apollo Shareholders in us at $.55 per common share. The implied enterprise value based on the book value of debt and preferred stock and common stock at $.55 per common shares is approximately $1,090 million ("Book Enterprise Value").







   Current Market Value. Lehman Brothers estimated the implied market enterprise value of Encompass to be $645 million based on our common stock's closing price of $.61 as of June 21, 2002 and the estimated market value of all our debt, preferred stock and cash. The implied Book Enterprise Value based on common stock at $.55 per common share was above this value.

   Comparable Company Analysis. Using publicly available information, Lehman Brothers compared our selected financial data with similar data of selected companies engaged in businesses considered by Lehman Brothers to be comparable to ours. Specifically, Lehman Brothers included in its review the following specialty contractor companies: Integrated Electrical Services, Inc., Comfort Systems USA, Inc. and Emcor Group, Inc.

   For each of the selected companies, Lehman Brothers calculated the ratio of the enterprise value to the earnings before interest, taxes, depreciation and amortization ("EBITDA") for the latest twelve months ("LTM") and to estimated EBITDA for the calendar year 2002. The enterprise value of each company selected for comparison with us was obtained by adding its short and long term debt to the sum of the market value of its common equity, the value of any preferred stock and the book value of any minority interest, and subtracting its cash and cash equivalents. Lehman Brothers then calculated our implied enterprise values to be a range of $811 million to $1,001 million based on a range of valuation multiples calculated from EBITDA for the latest twelve months and calendar year 2002 EBITDA multiples. The implied Book Enterprise Value of Encompass at $.55 per common share was above this range.


   Because of the inherent differences between our businesses, operations, financial conditions and prospects and the businesses, operations, financial conditions and prospects of the companies included in its comparable company groups, Lehman Brothers believed that it was inappropriate to rely solely on the quantitative results of the analysis, and accordingly, also made qualitative judgments concerning differences between our financial and operating characteristics and the companies in its comparable company group that would affect the public trading value of us and the comparable companies. In particular, Lehman Brothers considered markets served, rates of growth and profitability of us and each of the companies in the comparable company group.




   Comparable Transaction Analysis. The comparable transaction analysis provides a market benchmark based on the consideration paid in selected comparable transactions. Using publicly-available information, Lehman Brothers reviewed the implied transaction value multiples paid in the following seven transactions which Lehman Brothers deemed the most comparable to our transaction. The selected transactions include targets comparable to Encompass because the targets provide commercial and residential facility services including HVAC installation, repair, and maintenance.



Comparable Transactions



Announcement Date              Acquiror                               Target
-----------------              --------                               ------
    3/1/02        Emcor Group                         Comfort Systems USA Assets

    11/30/01      Aramark Corp.                       ServiceMaster Co. (Management Services)

    11/2/99       Group Maintenance America           Building One Services

    10/27/99      Lennox International                Service Experts

    6/24/99       Carrier Corp. (United Technologies) International Comfort Products

    4/9/99        APAX Partners on behalf of          Avonside Group plc
                  Novaside Limited

    3/23/99       ServiceMaster Co.                   American Residential Services



   None of the selected transactions reviewed in the comparable transaction analysis were identical to the current transaction and, accordingly, an analysis of the foregoing necessarily involved complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions compared to the current transaction.



   For public transactions, Lehman Brothers divided the enterprise value of the acquired company in the relevant transaction by the total EBITDA for the four trailing quarters. Lehman Brothers then applied the range of multiples from this analysis to our LTM EBITDA to calculate a total implied enterprise value for us of between $770 million and $1,155 million. The implied Book Enterprise Value of Encompass at $.55 per common share was within this range.

   Because the reasons for and the circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences between our businesses, operations, financial conditions and prospects and the businesses, operations, financial conditions and prospects of the companies included in the comparable transactions group, Lehman Brothers believed that a purely quantitative comparable transaction analysis would not be conclusive in the context of the proposed investment by the Apollo Shareholders. Lehman Brothers believed that the appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning the differences between the companies involved in these transactions and us, and the impact such differences would have on our implied valuation. In particular, Lehman Brothers considered markets served, rates of growth, and profitability of us and each of the acquired companies, as well as business and market conditions existing at the time when Lehman Brothers issued its opinion as compared to those existing when these transactions were executed.



   Discounted Cash Flow Analysis. As part of its analysis, Lehman Brothers performed a discounted cash flow analysis of our unlevered after-tax cash flows. In conducting its analysis, Lehman Brothers relied upon certain assumptions, financial forecasts and other information provided by our management for the years ending December 31, 2002 through December 31, 2011. The enterprise value indications from the discounted cash flow analysis of our projected free cash flow were determined by adding (i) the present value of the projected free cash flows over the period from 2002 through 2011 and (ii) the present value of our estimated terminal values.


Lehman Brothers applied after tax discount rates of 10.0%, 11.0%, and 12.0% in its discounted cash flow analysis. The enterprise value range resulting from this analysis was $700 million to $875 million. The implied Book Enterprise Value of Encompass at $.55 per common share was above this range.




   Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Our board selected Lehman Brothers because of its expertise, reputation and familiarity with us and the business services industry generally and because its investment banking professionals have substantial experience in transactions comparable to the one described herein.

   As compensation for its services, we have paid Lehman Brothers $3 million pursuant to an engagement letter between Lehman Brothers and us. In addition, we have agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with its assignment and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by us and the rendering of Lehman Brothers' opinion.

   Between December 2000 and July 2002, Lehman Brothers received no fees from the Apollo Shareholders or their affiliates, other than fees of $42.5 million from companies in which the Apollo Shareholders had invested and may have been deemed affiliates of Apollo Management IV, L.P. because of that entity's beneficial ownership interest and related governance arrangements. In one of these instances, Lehman Brothers recorded a $42.3 million write down of a loan. Accordingly, on a net basis, Lehman Brothers' revenues from companies that may have been affiliates of the Apollo Shareholders were less than $200,000. In the ordinary course of its business, Lehman Brothers actively trades in our securities and in securities of companies and other entities in which the Apollo Shareholders and its affiliates may have an interest, for Lehman Brothers' own account and for the accounts of its customers and, accordingly, might at any time hold a long or short position in such securities. Certain affiliates of Lehman Brothers invest in funds managed by affiliates of the Apollo Shareholders.

The Subscription Rights

   We will distribute to the holders of record of our common stock, 7.25% convertible participating preferred stock and certain of our options and warrants on September 13, 2002 at no charge, one nontransferable subscription right for each share of our common stock they own (or, in the case of the 7.25% convertible participating preferred stock and certain of our options and warrants, one subscription right for each share of common stock issuable upon exercise or conversion). The subscription rights will be evidenced by rights certificates. Each subscription right will allow you to purchase one additional share of our common stock at a price of $0.55. Under the pricing formula set forth in our securities purchase agreement, the subscription price was set at the minimum of $0.55 per share since the average of the last reported sales prices of our common stock on the NYSE for the ten consecutive business days ending on July 15, 2002 was less than that amount.

Expiration of the Rights Offering

   You may exercise your subscription privilege at any time before 5:00 p.m.,
New York City time, on October   , 2002, the expiration date for the rights
offering under certain circumstances. However, if you receive subscription rights as a shareholder who holds shares of our common stock as a participant in our 401(k) plan, then in order to exercise the subscription rights credited to your account, all required forms must be received by the subscription agent
no later than 5:00 p.m., New York City time, on October   , 2002. If you do not
exercise your subscription rights before the expiration date, your unexercised subscription rights will be null and void. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents, except when you have timely transmitted the documents under the guaranteed delivery procedures described below. We, with the consent of the Apollo Shareholders, may extend the expiration date by giving oral or written notice to the subscription agent on or before the scheduled expiration date, provided that under the terms of our bank credit facility we must close our sale of voting securities to the Apollo Shareholders by October 15, 2002. If we elect to extend the expiration of the rights offering, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date.

Subscription Privileges

   Basic Subscription Privilege. With your basic subscription privilege, you may purchase one share of our common stock per subscription right, upon delivery of the required documents and payment of the subscription price of $0.55 per share. You are not required to exercise any or all of your subscription rights. We will deliver to you certificates representing the shares which you purchased with your basic subscription privilege as soon as practicable after the rights offering has expired.

   Over-Subscription Privilege. Subject to the allocation described below, each subscription right also grants each rights holder an over-subscription privilege to purchase additional shares of common stock that are not purchased by other rights holders pursuant to the other rights holders' basic subscription privileges. You are entitled to exercise your over-subscription privilege only if you exercise your basic subscription privilege in full.

   If you wish to exercise your over-subscription privilege, you should indicate the number of additional shares that you would like to purchase in the space provided on your subscription certificate. When you send in your subscription certificate, you must also send the full purchase price for the number of additional shares that you have requested to purchase (in addition to the payment due for shares purchased through your basic subscription privilege). If the number of shares remaining after the exercise of all basic subscription privileges is not sufficient to satisfy all requests for shares pursuant to over-subscription privileges, you will be allocated additional shares pro-rata (subject to elimination of fractional shares), based on the number of shares you purchased through the basic subscription privilege in proportion to the total number of shares that you and other over-subscribing shareholders purchased through the basic subscription privilege. However, if your pro-rata allocation exceeds the number of shares you requested on your subscription certificate, then you will receive only the number of shares that you requested, and the remaining shares from your pro-rata allocation will be divided among other rights holders exercising their over-subscription privileges.

   As soon as practicable after the expiration date, Mellon Bank, N.A., acting as our subscription agent, will determine the number of shares of common stock that you may purchase pursuant to the over-subscription privilege. You will receive certificates representing these shares as soon as practicable after the expiration date. If you request and pay for more shares than are allocated to you, we will refund that overpayment, without interest. In connection with the exercise of the over-subscription privilege, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights that have been exercised, and the number of shares of common stock that are being requested through the over-subscription privilege, by each beneficial owner on whose behalf the nominee holder is acting.

   The Apollo Shareholders have agreed, subject to the terms and conditions of the securities purchase agreement, to exercise all of their subscription rights and subscribe for the purchase of $35 million of common stock in the rights offering. However, to the extent that a sufficient number of shares of common stock is not available for purchase by the Apollo Shareholders at the expiration of the rights offering, the Apollo Shareholders have agreed, subject to the terms and conditions of the securities purchase agreement, to purchase shares of series c convertible participating preferred stock at $1.10 per share, being the aggregate subscription price of the two shares of common stock into which it is convertible.

Non-transferability of the Subscription Rights

   Except in the limited circumstances described below, only you may exercise the basic subscription privilege and the over-subscription privilege. You may not sell, give away or otherwise transfer the basic subscription privilege or the over-subscription privilege.

   Notwithstanding the foregoing, you may transfer your subscription rights to any affiliate of yours and your subscription rights also may be transferred by operation of law; for example a transfer of subscription rights to the estate of the recipient upon the death of the recipient would be permitted. If the subscription rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date of the rights offering.

Conditions to the Rights Offering


   The Apollo Shareholders' obligation to invest $35 million is subject to a number of conditions, including the approval of our shareholders and there having not occurred a material adverse change in our business since March 31, 2002. See "Securities Purchase Agreement--Representations and Warranties" on page 31. We cannot assure you that we will secure the necessary shareholder approval, that the Apollo Shareholders will not assert that a material adverse change has occurred, or that all other conditions to closing will be satisfied under the securities purchase agreement. In such event, while our board would consider a number of alternatives, including closing the rights offering if there was sufficient shareholder interest, renegotiating the bank credit facility or negotiating a new securities purchase agreement with the Apollo Shareholders, there is no assurance that any of these negotiations would be concluded on terms acceptable to us. Furthermore, we do not believe an alternative transaction could be concluded in a timely fashion to avoid a default under our amended bank credit facility. A default under our bank credit facility would jeopardize our business prospects and financial condition and unless our lenders were willing to waive the default, may require us to consider seeking protection from our creditors under federal bankruptcy law.



   The rights offering may be cancelled if the securities purchase agreement is terminated. See "Securities Purchase Agreement--Termination of the Securities Purchase Agreement" on page 33.


Method of Subscription--Exercise of Subscription Rights

   You may exercise your subscription rights by delivering (or causing to be delivered) the following to the subscription agent, at or prior to 5:00 p.m.,
New York City time, on October   , 2002 (or in the case of participants in our
401(k) plan, October   , 2002), the date on which the subscription rights
expire:

   . your properly completed and executed rights certificate with any required signature guarantees or other supplemental documentation; and

   . your full subscription price payment for each share subscribed for under your basic subscription privilege and your over-subscription privilege.

Method of Payment

   Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you are subscribing for by:

   . check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the subscription agent;

   . wire transfer of immediately available funds, to JPMorgan Chase Bank, New
     York, NY, ABA #021000021, Reorg Acct #323-885489, FBO (subscriber name),
     Ref: Encompass, Attn: Mellon Investor Services LLC, Evelyn O'Connor; or

   . deduction of the subscription price from the participant's 401(k) cash account to the extent of deferral or rollover monies only.

Receipt of Payment

   Your payment will be considered received by the subscription agent only upon:

   . receipt by the subscription agent of any uncertified check, or certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order; or

   . receipt of collected funds in the subscription account designated above.

Delivery of Subscription Materials and Payment

   You should deliver your rights certificate and payment of the subscription price or, if applicable, notices of guaranteed delivery, to the subscription agent by one of the methods described below:

   If by mail, by overnight courier or by hand to:

BY MAIL:                   BY OVERNIGHT COURIER:      BY HAND:
Mellon Bank, N.A.          Mellon Bank, N.A.          Mellon Bank, N.A.
C/O Mellon Investor        C/O Mellon Investor        C/O Mellon Investor
Services LLC               Services LLC               Services LLC
P.O. Box 3301              85 Challenger Road         120 Broadway, 13th Floor
South Hackensack, NJ 07606 Ridgefield Park, NJ 07660  New York, New York 10271
Attention: Reorganization  Attention: Reorganization  Attention: Reorganization
Department                 Department                 Department

   Your delivery to an address other than the address set forth above will not constitute valid delivery. For assistance call the subscription agent at (800) 777-3674 (toll free).

Calculation of Subscription Rights Exercised

   If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the total subscription price for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription privilege with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we will return the excess amount to you by mail without interest or deduction as soon as practicable after the expiration date of the rights offering.

Your Funds Will be Held by the Subscription Agent Until Shares of Common Stock are Issued

   The subscription agent will hold your payment of the subscription price payment in a segregated account with other payments received from other rights holders until we issue your shares to you.

Signature Guarantee May be Required

   Your signature on each rights certificate must be guaranteed by an eligible institution such as a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

   . your rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

   . you are an eligible institution.

Notice to Beneficial Holders

   If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others on September 13, 2002, the record date for the rights offering, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to the subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the record date for the rights offering, provided that, you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled "Nominee Holder Certification" which we will provide to you with your rights offering materials.

Beneficial Owners

   401(k) Plan Participants. If you hold shares of common stock in an account in our 401(k) plan, the subscription agent will notify you of the rights offering. If you wish to exercise your subscription rights, you will need to notify the subscription agent of your decision and the plan administrator will act for you. To indicate your decision, you should complete and return to the subscription agent the form entitled "401(k) Plan Participant Election Form." You should receive this form from the subscription agent with the other rights offering materials.

   Others. If you are a beneficial owner of shares of our common stock or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee exercise your subscription rights, you should contact your nominee and request it to effect the transaction for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owners Election Form." You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate rights certificate, you should contact the nominee as soon as possible and request that a separate rights certificate be issued to you.

Instructions for Completing your Rights Certificate

   You should read and follow the instructions accompanying the rights certificate(s) carefully.

   If you want to exercise your subscription rights, you should send your rights certificate(s) with your subscription price payment to the subscription agent. Do not send your rights certificate(s) and subscription price payment to us.

   You are responsible for the method of delivery of your rights certificate(s) with your subscription price payment to the subscription agent. If you send your rights certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time the rights offering expires.

Determinations Regarding the Exercise of your Subscription Rights

   We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of your subscription rights and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not receive or accept any subscription until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

   Neither we nor the subscription agent will be under any duty to notify you of any defect or irregularity in connection with your submission of rights certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept your exercise of subscription rights if our issuance of shares of our common stock to you could be deemed unlawful under applicable law or is materially burdensome to us.

Regulatory Limitation

   We will not be required to issue to you shares of common stock pursuant to the rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares if, at the time the subscription rights expire, you have not obtained such clearance or approval.

Guaranteed Delivery Procedures

   If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the rights certificate evidencing your subscription rights to the subscription agent on or before the time your subscription rights expire, you may exercise your subscription rights by the following guaranteed delivery procedures:


   . deliver your subscription price payment in full for each share you subscribed for under your subscription privileges in the manner set forth under "Method of Payment" on page 24 to the subscription agent on or prior to the expiration date;


   . deliver the form entitled "Notice of Guaranteed Delivery", substantially in the form provided with the "Instructions as to Use of Encompass Services Corporation Rights Certificates" distributed with your rights certificates at or prior to the expiration date; and

   . deliver the properly completed rights certificate evidencing your rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within three business days following the date of your Notice of Guaranteed Delivery.

   Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions as to Use of Encompass Services Corporation Rights Certificates, which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must come from an eligible institution, or other eligible guarantee institutions which are members of, or participants in, a signature guarantee program acceptable to the subscription agent.

   In your Notice of Guaranteed Delivery, you must state:

   . your name;

   . the number of subscription rights represented by your rights certificates and the number of shares of our common stock you are subscribing for under your basic subscription privilege; and

   . your guarantee that you will deliver to the subscription agent any rights certificates evidencing the subscription rights you are exercising within three business days following the date the subscription agent receives your Notice of Guaranteed Delivery.


   You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificates at the address set forth above under "Delivery of Subscription Materials and Payment" on page 24. An eligible institution may alternatively transmit its Notice of Guaranteed Delivery to the subscription agent by facsimile transmission (Facsimile No.: (201) 296-4293). To confirm facsimile deliveries, eligible institutions may call (201) 296-4860.


   MacKenzie Partners, Inc., the information agent, will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. Please call (800) 322-2885 (toll free) or (212) 929-5500 (call collect) to request any copies of the form of Notice of Guaranteed Delivery.

Questions about Exercising Subscription Rights

   If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this prospectus, the Instructions as to the Use of Encompass Services Corporation Rights Certificates or the Notice of Guaranteed Delivery, you should contact the information agent at one of the foregoing telephone numbers.

Subscription Agent

   We have appointed Mellon Bank, N.A. to act as subscription agent for the rights offering. We will pay all fees and expenses of the subscription agent related to the rights offering and have also agreed to indemnify the subscription agent from liabilities which it may incur in connection with the rights offering.

No Revocation

   Once you have exercised your subscription privileges, you may not revoke your exercise. Subscription rights not exercised prior to the expiration date of the rights offering will expire.

Procedures for DTC Participants

   We expect that your exercise of your basic subscription privilege may be made through the facilities of the Depository Trust Company. If your subscription rights are held of record through DTC, you may exercise your basic subscription privilege and your over-subscription privilege by instructing DTC to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and your subscription price payment for each share you subscribed for pursuant to your basic subscription privilege and your over-subscription privilege.

   No change will be made to the cash subscription price by reason of changes in the trading price of our common stock prior to the closing of the rights offering.

Foreign and Other Shareholders

   Rights certificates will be mailed to rights holders whose addresses are outside the United States or who have an Army Post Office or Fleet Post Office address. To exercise such subscription rights, you must notify the subscription agent, and take all other steps which are necessary to exercise your subscription rights on or prior to the expiration date of the rights offering. If the procedures set forth in the preceding sentence are not followed prior to the expiration date your subscription rights will expire.

Expiration Date, Extensions and Termination


   We may, with the consent of the Apollo Shareholders pursuant to our securities purchase agreement, extend the rights offering and the period for exercising your rights, provided that we must close our sale of voting securities to the Apollo Shareholders by October 15, 2002 under the terms of our bank credit facility. The rights will expire at 5:00 p.m., New York City
time, on October   , 2002, unless we decide to extend the rights offering. If the commencement of the rights offering is delayed, the expiration date will be similarly extended. If you do not exercise your basic subscription privilege prior to that time, your subscription rights will be null and void. We will not be required to issue shares of common stock to you if the subscription agent receives your subscription certificate or your payment after that time, regardless of when you sent the subscription certificate and payment, unless you send the documents in compliance with the guaranteed delivery procedures described above. See also "The Rights Offering--Conditions to the Rights Offering" on page 23.


No Board Recommendation

   An investment in shares of our common stock must be made according to each investor's evaluation of its own best interests. Accordingly, our board of directors makes no recommendation to rights holders regarding whether they should exercise their rights.

Shares of Common Stock Outstanding after the Rights Offering

   Assuming we issue no shares of common stock upon the exercise of rights except to the Apollo Shareholders, approximately 128.6 million shares of common stock will be issued and outstanding after the rights offering. If an aggregate of $72.4 million of our securities are issued in the rights offering and pursuant to the securities purchase agreement, approximately 140.0 million shares of common stock and approximately 28.4 million shares of series c convertible participating preferred stock will be issued and outstanding after the rights offering. Each share of series c convertible participating preferred stock is the functional equivalent of two shares of common stock.

   Furthermore, even though the rights will be issued to all rights holders on the same basis, if the Apollo Shareholders purchase $35 million in common stock or, if required, series c convertible participating preferred stock, the percentage of our common stock that you own will most likely decrease, your voting and other rights will most likely be diluted and even if you exercise your subscription rights in their entirety, Apollo will most likely hold more than 50% of our voting securities.

Effects of Rights Offering on our Stock Option Plans and Other Plans


   As of September 13, 2002, there were outstanding options to purchase approximately 9.9 million shares of common stock issued or committed to be issued pursuant to stock options granted by the company and our predecessors. None of the outstanding options have antidilution or other provisions of adjustment to exercise price or number of shares which will be automatically triggered by the rights offering. Each outstanding and unexercised option will remain unchanged and will be exercisable for the same number of shares of common stock and at the same exercise price as before the rights offering.


Effects of Rights Offering on the Apollo Shareholders' Securities and Ownership

   Antidilution Adjustments. Under the terms of the outstanding 7.25% convertible participating preferred stock, the conversion price of the outstanding 7.25% convertible participating preferred stock is to be adjusted if, among other things, we issue rights to subscribe for our common stock at less than its fair market value at the time of issuance of the subscription rights. The calculation of the antidilution adjustment is described under "Description of Capital Stock" beginning on page 38 of this prospectus. However, we have agreed with the Apollo Shareholders that the conversion price will be adjusted in connection with the rights offering only to the extent that shares of our common stock are actually issued to shareholders other than the Apollo Shareholders in the rights offering. No adjustment will be made as a result of the issuance of any shares of common stock or series c convertible participating preferred stock to the Apollo Shareholders. This agreement will result in a smaller downward adjustment to the conversion price than a calculation methodology that includes all common stock and series c convertible participating preferred stock issued in connection with the rights offering. At the time of issuance of the subscription rights in the rights offering, the conversion price of the outstanding 7.25% convertible participating preferred stock is expected to continue to be $14.00 per share and, accordingly, an aggregate of 21,997,924 shares of common stock would be issuable upon conversion of the 256,191 shares of outstanding 7.25% convertible participating preferred stock that have a stated value of $256,191,000, or $1,000 per share, plus accrued dividends of $51,779,937 as of September 13, 2002. For illustrative purposes only, assuming that rights holders other than the Apollo Shareholders acquire their maximum allocation under the rights offering, the conversion price of the outstanding 7.25% convertible participating preferred stock would be reduced to $8.10 per share, thereby increasing the number of shares of our common stock issuable upon conversion of all of the outstanding shares of outstanding 7.25% convertible participating preferred stock from 21,997,924 to 38,040,288. The actual adjustment will depend on the number of shares of common stock issued to rights holders other than the Apollo Shareholders in the rights offering.


   Rights Distributable in Respect of Outstanding 7.25% Convertible Participating Preferred Stock and Certain Warrants. The Apollo Shareholders have, pursuant to their original investment documents, the right to receive subscription rights in respect of the common stock underlying their 7.25% convertible participating preferred stock and certain of our warrants, as if they had converted the 7.25% convertible participating preferred stock and exercised the warrants in full. The Apollo Shareholders do not need to actually convert the 7.25% convertible participating preferred stock or exercise the warrants in order to receive and exercise these rights. While the Apollo Shareholders have the contractual right to purchase all the voting securities in the rights offering, they have elected to limit their investment to $35 million.


   Set forth below, for illustrative purposes only, are two scenarios which indicate the effect the rights offering and related share issuance could have on the amount of cash we raise and the Apollo Shareholders' relative voting and economic interest. As of September 13, 2002, the Apollo Shareholders control approximately 25.3% of the voting power of our outstanding capital stock, and own 26.4% of our outstanding common stock (on a fully diluted basis assuming all of their 7.25% convertible participating preferred stock and warrants are converted and exercised in full).


   SCENARIO A--All shares of common stock offered in the rights offering are fully subscribed and the Apollo Shareholders acquire additional shares of series c convertible participating preferred stock to round up their investment to $35 million.

   SCENARIO B--The Apollo Shareholders are the only rights holders to acquire shares of common stock pursuant to the rights offering.


                                            Apollo
                                         Shareholders                            Apollo Shareholders'
                                           Series C                               Economic Ownership
                               Apollo     Convertible                                 Percentage
                            Shareholders Participating                         (at September 13, 2002)
                            Subscription   Preferred                Apollo     -----------------------
         Total Subscription    Rights        Stock       Cash    Shareholders'                Maximum
Scenario   Rights Issued     Exercised   Purchased(a)  Raised(b)   Voting %    Undiluted(c) Dilution(d)
-------- ------------------ ------------ ------------- --------- ------------- ------------ -----------
                                       (in thousands, except percentages)
   A....       91,353           6,932       56,704      $72,437      43.3%         32.4%       43.6%
   B....       91,353          63,636           --      $35,000      56.9%         49.5%       57.2%

--------
(a) Each share of series c convertible participating preferred stock is treated as two shares of common stock for the purposes of this table.

(b) Before deducting remaining transaction costs associated with the rights offering, the recent amendment to our bank credit facility and our securities purchase agreement with the Apollo Shareholders estimated at $2.2 million.

(c) Does not give effect to conversion of the Apollo Shareholders' 7.25% convertible participating preferred stock or exercise of the warrants.
(d) Assumes conversion and exercise in full of the Apollo Shareholders' 7.25% convertible participating preferred stock and warrants.

Other Matters

   We are not making this rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any shares of our common stock from rights holders who are residents of those states or other jurisdictions. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in order to comply with the securities law requirements of those states or other jurisdictions. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions you will not be eligible to participate in the rights offering.

                         SECURITIES PURCHASE AGREEMENT

   On June 27, 2002 we entered into a securities purchase agreement with the Apollo Shareholders. Subject to the terms and conditions of the securities purchase agreement, the Apollo Shareholders have agreed to invest $35 million in us by exercising their full basic subscription privilege and over-subscription privilege for the purchase of $35 million of common stock in the rights offering. To the extent shares of common stock subscribed for purchase by the Apollo Shareholders are needed to satisfy the subscriptions (including over-subscriptions) of other rights holders, the Apollo Shareholders have agreed to purchase shares of series c convertible participating preferred stock at $1.10 per share, being the aggregate subscription price of the two shares of common stock into which each share of series c convertible participating preferred stock is convertible, in lieu of shares of common stock.

   Under the formula set forth in the securities purchase agreement, the subscription price was set at the minimum of $0.55 per share since the average of the last reported sales prices of our common stock on the New York Stock Exchange for the ten consecutive business days ending on July 15, 2002 was less than that amount.

   Representations and Warranties. Under the securities purchase agreement, our company has made representations and warranties relating to:

   . the organization, good standing, qualification and other corporate matters of itself and its subsidiaries;

   . its and its subsidiaries power and authority to execute, deliver and perform its obligations in connection with the rights offering;

   . its and its subsidiaries capital structure;

   . the determination by a special committee of its board of directors that the transactions are fair and its receipt of an oral opinion from Lehman Brothers Inc. that our transactions with the Apollo Shareholders are fair to the company from a financial point of view;

   . required consents and approvals, and absence of violations of laws;

   . its SEC filings complying with the requirements of applicable law and are accurate in all material respects;

   . absence of undisclosed liabilities;


   . absence of certain changes since March 31, 2002, including any material adverse change, which is defined as any change to the assets, properties, business, financial condition, results of operations or prospects of our company and our subsidiaries, taken as a whole, that a reasonably prudent investor would consider material relative to the investment to be made by the Apollo Shareholders;


   . compliance with laws;

   . the due authorization of the issuance of the subscription rights and the common stock;

   . it not being an "investment company" or a "public utility holding company"; and

   . brokers.

   Each of the Apollo Shareholders has made representations and warranties relating to:

   . its organization, good standing, qualification and other corporate matters;

   . its power and authority to execute, deliver and perform its obligations in connection with the rights offering;

   . required consents and approvals, and absence of violations of laws;

   . brokers; and

   . its understanding of the investment risks associated with the subscription rights, and common stock and, if necessary, series c convertible participating preferred stock it will be purchasing pursuant to the securities purchase agreement.

   Certain Covenants and Other Agreements. Our company has agreed, among other things:

   . to conduct its business in the ordinary course consistent with past practice, and not to take or omit to take any action which would jeopardize consummation of the rights offering;

   . to file this registration statement with the SEC, commence the rights offering promptly following the effective date of this registration statement and pay all expenses associated with this registration statement;

   . to use all reasonable efforts to maintain the listing of its common stock on the NYSE or the NASDAQ National Market and pay all reasonable fees required to list the common stock issued in the rights offering (and common stock issuable upon conversion of the series c convertible participating preferred stock) on the NYSE or NASDAQ;

   . to report to the Apollo Shareholders on operational matters and notify the Apollo Shareholders of any material change to its business;

   . to provide the Apollo Shareholders with an opportunity to review and comment upon any filing, report or communication it makes with any governmental entity in connection with the rights offering, and not to make any such filing, report or communication without the prior consent of the Apollo Shareholders;

   . to consult with the Apollo Shareholders concerning its public announcements and statements concerning the transaction contemplated by the securities purchase agreement and not to make any such public announcement or statement without prior consent of the Apollo Shareholders;

   . to obtain the consent of the Apollo Shareholders prior to communicating with the NYSE, the SEC or any other governmental entity, and to permit the Apollo Shareholders to participate in such communications;

   . to consult with the Apollo Shareholders during any communications with the banks with respect to the transactions contemplated by the securities purchase agreement;

   . to place on the ballot for the upcoming shareholders' meeting, a proposal for an increase in our authorized common stock from 200 million to 275 million; and

   . to reimburse the Apollo Shareholders for up to $1.5 million in expenses associated with the securities purchase agreement and prior abandoned transactions, as well as expenses incurred by the Apollo Shareholders in connection with their complying with federal antitrust advance notification requirements.

   Each of the Apollo Shareholders has agreed, among other things:

   . not to take or omit to take any action which would jeopardize the rights offering;

   . to waive any adjustment to the conversion price of the outstanding 7.25% convertible participating preferred stock that would otherwise be required under the statement of designation with respect to the company's issuance of subscription rights and voting securities to the Apollo Shareholders (but not with respect to the issuance of subscription rights and voting securities to persons other than the Apollo Shareholders); and

   . to consult with the company concerning the Apollo Shareholders public announcements and statements concerning the transaction contemplated by the securities purchase agreement and not to make any such public announcement or statement without prior consent of the company;

   Conditions to Closing. Execution of the securities purchase agreement does not, by itself, obligate the parties to consummate the rights offering. Each party's obligation to consummate the rights offering is conditioned upon the following closing conditions:

   . no legal or judicial barriers to the rights offering;

   . effectiveness of this registration statement, with no stop order issued or threatened by the SEC;

   . the amendment to our bank credit facility that was executed on June 26, 2002 shall not have been amended (or any provision thereunder waived);


   . the accuracy of the representations and warranties of the other party as if such representations and warranties were made on the date of the closing; and


   . receipt of required consents, approvals, authorizations, waivers and amendments, including the necessary shareholder approvals and compliance with applicable federal antitrust law.

   The premerger notification waiting period applicable to the transactions contemplated by the securities purchase agreement under the Hart Scott Rodino Antitrust Improvement Act of 1976, as amended, expired on August 19, 2002.

   The Apollo Shareholders' obligation to consummate the rights offering is also conditioned upon the following closing conditions:

   . completion of the rights offering in conformity with the requirements provided in the registration statement;

   . receipt of a legal opinion of the company's counsel;

   . receipt of written copy of Lehman Brothers' fairness opinion;

   . delivery by our company of employee waivers stating that there are no agreements providing for any severance, change of control payments or other benefits as a result of the rights offering;

   . our company filing the series c convertible participating preferred stock statement of designations;

   . receipt of an officer's certificate from our company certifying that the above conditions precedent have been satisfied; and

   . reimbursement by the company of the Apollo Shareholders' expenses incurred in connection with the rights offering and prior transactions that were not closed.

   Indemnification. Our company has agreed to indemnify the Apollo Shareholders and their representatives for any losses suffered by the Apollo Shareholders and their representatives resulting from the breach of any representation, warranty or covenant made by our company in the securities purchase agreement, any closing certificate or any related document, except to the extent that such losses are determined by a final court order to be the direct result of fraud or crime committed by the Apollo Shareholders. The Apollo Shareholders shall be entitled to initiate claims for indemnification for breaches of representations and warranties until the later of:

   . the first anniversary of the closing of the rights offering;

   . the date 30 days after our company publicly files its annual report on Form 10-K for the fiscal year ended December 31, 2002; or

   . the fifth anniversary of the closing of the rights offering for breaches of covenants.

   Our company and the Apollo Shareholders have agreed to report that the distribution of common stock subscription rights in the rights offering to all recipients shall be treated for all tax purposes as a tax-free distribution on shares of common stock.

   Termination of the Securities Purchase Agreement. The securities purchase agreement may be terminated at any time following its execution but prior to the closing of the rights offering by:

   . the mutual consent of our company and the Apollo Shareholders;

   . either our company or the Apollo Shareholders if the closing date of the rights offering does not occur on or before October 15, 2002, except where the party seeking termination has caused the failure of the closing date of the rights offering to occur by October 15, 2002;

   . either our company or the Apollo Shareholders if any governmental entity has issued a final and nonappealable order enjoining the issuance of the subscription rights and shares of common stock or the consummation of the rights offering;

   . by the Apollo Shareholders if:

 --any of the representations and warranties of our company fails to be true and correct and such failure causes a material adverse effect on our company; or

 --our company breaches or fails to comply in any material respect with its obligations under the securities purchase agreement and does not cure such breach or failure within 15 days after receipt of written notice from the Apollo Shareholders; and

   . by our company if:

 --any of the representations and warranties of the Apollo Shareholders fails to be true and correct and such failure causes a material adverse effect on our company; or

 --the Apollo Shareholders breach or fail to comply in any material respect with their obligations under the securities purchase agreement and do not cure such breach or failure within 15 days after receipt of written notice from our company.

                 OTHER AGREEMENTS WITH THE APOLLO SHAREHOLDERS

Investor's Rights Agreement

   The following is a summary of the investor's rights agreement dated as of February 22, 2000, between our company and the Apollo Shareholders.

   Preemptive Rights. For so long as the Apollo Shareholders hold common stock equivalents (including 7.25% convertible participating preferred stock, series c convertible participating preferred stock, common stock or any security representing the right to receive common stock) representing at least 25% of the shares of common stock issuable upon conversion of the 7.25% convertible participating preferred stock initially acquired by the Apollo Shareholders, the Apollo Shareholders will have, subject to certain exceptions, the first right to purchase all of any future issuance by us of equity securities, any debt security convertible into or exchangeable for any equity security, or any option, warrant, or other right to subscribe for or purchase any such equity or debt security.

   If the Apollo Shareholders choose not to purchase the offered securities and we sell all of the offered securities to a third party on the same terms, then the Apollo Shareholders will have the right to purchase a proportionate amount of such offered securities which represents the Apollo Shareholder's total ownership percentage of our outstanding common stock (including securities convertible into common stock). Further, any offered securities not purchased must again be re-offered to the Apollo Shareholders before being sold to a third party.

   Information Rights. The investor's rights agreement requires us and each of our subsidiaries to afford the Apollo Shareholders and their affiliates and representatives reasonable access to all of our and our subsidiaries' books, records and properties and all of our and our subsidiaries' officers and employees. We must also furnish the Apollo Shareholders with:

    . monthly financial reports (including consolidated balance sheets and consolidated statements of income of our company and our subsidiaries);

    . quarterly financial reports (including consolidated balance sheets, consolidated statements of income and cash flows of our company and our subsidiaries and a report by our management of the operating and financial highlights of our company and our subsidiaries); and

    . an annual audit (including audited consolidated financial statements which shall include statements of income, cash flows and changes in shareholders' equity and a consolidated balance sheet of our company and our subsidiaries).

   In addition, promptly upon becoming available, we must provide the Apollo Shareholders with:

    . copies of all documents sent by us to our investors generally or released to the public;

    . copies of all regular and periodic reports filed by us with the SEC, any securities exchange or the NYSE;

    . notification in writing of any litigation or governmental proceeding in which we or any of our subsidiaries is involved and which could reasonably be expected to materially and adversely affect us or any of our material subsidiaries;

    . notification in writing of the existence of any default under any material agreement or instrument to which we or any of our subsidiaries is a party or by which any of their assets is bound;

    . upon request, copies of all reports prepared for or delivered to our management by our accountants; and

    . upon request, any other routinely collected financial or other information available to our management.

   Registration Rights. We have agreed to register for resale under the Securities Act of 1933, as amended, all shares of our common stock now owned or hereafter acquired by the Apollo Shareholders (including those shares issuable upon the conversion of the 7.25% convertible participating preferred stock) with an aggregate fair market value of at least $25 million (or if all such shares held by the Apollo Shareholders have a fair market value of less than $25 million, all such shares) upon the request of holders of at least 20% of our common stock issued to the Apollo Shareholders. In addition, if we register our own securities we will be required to use our best efforts to register all common stock now owned or hereafter acquired by the Apollo Shareholders (including those shares issued upon conversion of the 7.25% convertible participating preferred stock) upon the request of such Apollo Shareholders. These registration rights are transferable and the shares being registered by the Apollo Shareholders in any such registered offering have priority over other shares if the underwriters decide to limit the size of the registered offering.

   Representation on the Board of Directors. Pursuant to the investor's rights agreement, the Apollo Shareholders may designate for election directors to our board as follows:

   . for so long as the Apollo Shareholders hold in the aggregate common stock equivalents equal to at least 50% of the common stock equivalents represented by their initial investment in the 7.25% convertible participating preferred stock, the Apollo Shareholders may designate for election the greater of three directors or 30% of the board, rounded up to the nearest whole director;

   . for so long as the Apollo Shareholders hold in the aggregate common stock equivalents equal to at least 25% of the common stock equivalents represented by their initial investment in the 7.25% convertible participating preferred stock, the Apollo Shareholders may designate for election 22% of the board, rounded up to the nearest whole director; and

   . for so long as the Apollo Shareholders hold in the aggregate common stock equivalents equal to at least 12.5% of the common stock equivalents represented by their initial investment in the 7.25% convertible participating preferred stock, the Apollo Shareholders may designate for election 15% of the board, rounded up to the nearest whole director.

   The investor's rights agreement provides that, for so long as the Apollo Shareholders own common stock representing 5% or more of the outstanding common stock, the Apollo Shareholders may designate one member to the board of directors.

   The holders of the 7.25% convertible participating preferred stock are entitled to representation on every committee of our board in proportion to their percentage representation on our board.

   The Apollo Shareholders' rights to designate members of our board for election as provided in the investor's rights agreement shall not be operative so long as the Apollo Shareholders have the right to elect directors as the sole holders of the 7.25% convertible participating preferred stock.

   Certain Consent Rights of the Apollo Shareholders. Until February 22, 2012 and for so long as the Apollo Shareholders hold in the aggregate 7.25% convertible participating preferred stock representing 25% of their original investment in the 7.25% convertible participating preferred stock or, if the 7.25% convertible participating preferred stock has been converted into shares of common stock after the receipt by the holders of notice of our intention to redeem the 7.25% convertible participating preferred stock pursuant to the statement of designation, then for two years from the date of conversion, for so long as the Apollo Shareholders hold common stock equivalents equal to 25% of the common stock underlying their original investment, we may not take, agree, or commit to take any of the following actions without the prior written consent of the Apollo Shareholders:

   . except under limited circumstances, merge or consolidate with any person or sell all or substantially all of our assets;

   . enter into any transaction with certain of our affiliates unless such transaction is in the ordinary course of business and on fair and reasonable terms;

   . engage in any business other than the facilities services industry;

   . effect, approve, or authorize any liquidation or any recapitalization, other than any liquidation or recapitalization of any wholly-owned subsidiary;

   . amend, supplement, or waive any of the terms or conditions of any agreement between us and a shareholder with respect to the retention by the shareholder of shares of our capital stock unless such amendment, supplement, or waiver pertains to an agreement with a non-employee of ours and involves less than 10,000 shares of common stock;

   . acquire or dispose of businesses or assets, directly or indirectly, where the aggregate value of such acquisitions would exceed 2.0% of our total assets and the aggregate value of such dispositions would exceed 2.5% of our total assets;

   . hire or fire, or make certain amendments to the employment terms of, our chairman of the board or our chief executive officer or the top two of our executive officers, if different;

   . incur or refinance any indebtedness, except under certain specific circumstances;

   . make any capital expenditures exceeding $10 million or a combination of capital expenditures in any year exceeding 1.75% of budgeted gross revenues;

   . except under limited circumstances, create or acquire any interest in subsidiaries other than wholly-owned subsidiaries; or

   . adopt or amend certain equity-linked compensation or benefit plans or make individual bonus payments exceeding $250,000.

   Until February 22, 2012, if the holders have converted their shares of 7.25% convertible participating preferred stock into common stock after receipt of notice of our intention to redeem the 7.25% convertible participating preferred stock and two years have elapsed since the date of such conversion, for so long as the Apollo Shareholders hold at least 10% of the outstanding common stock, we may not take any of the following actions, without the prior written consent of the Apollo Shareholders:

   . except under limited circumstances, merge or consolidate with any person, or sell all or substantially all of our assets;

   . enter into any transaction with certain of our affiliates unless such transaction is in the ordinary course of business and on fair and reasonable terms;

   . effect, approve, or authorize any liquidation or any recapitalization, other than any liquidation or recapitalization of any wholly-owned subsidiary; or

   . hire or fire, or make certain amendments to the employment terms of, our chairman of the board or our chief executive officer or the top two of our executive officers, if different.

   The Company's Special Redemption Option. If we request that the Apollo Shareholders consent to our merger or consolidation with a third party and the Apollo Shareholders do not consent to the proposed transaction, then we may consummate the proposed transaction without the consent of the Apollo Shareholders, provided that we purchase from the Apollo Shareholders all of the shares of 7.25% convertible participating preferred stock and the shares of common stock it received upon conversion of the 7.25% convertible participating preferred stock. The purchase price for the 7.25% convertible participating preferred stock and shares of common stock received upon its conversion is an amount that provides to the Apollo Shareholders a 25% annual rate of return compounded quarterly on the original cost of the shares of 7.25% convertible participating preferred stock, such return to be calculated from February 22, 2000 through the date of consummation of the proposed transaction. The Apollo Shareholders have agreed to vote their shares of capital stock in favor of any proposed transaction as to which we have determined to purchase the shares on this basis.

   Voting Agreement. The Apollo Shareholders have agreed not to enter into any agreement or arrangement that confers on any other person or entity, other than an affiliate of the Apollo Shareholders, the right to vote shares of the 7.25% convertible participating preferred stock or the common stock received upon exercise of the 7.25% convertible participating preferred stock owned by the Apollo Shareholders.

                         DESCRIPTION OF CAPITAL STOCK


   As of September 13, 2002, our authorized capital stock consisted of 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share, of which 275,000 shares have been designated as 7.25% convertible participating preferred stock. As of that date, we had 64,998,700 shares of common stock outstanding and 256,191 shares of 7.25% convertible participating preferred stock outstanding. If the proposal to amend our amended and restated articles of incorporation is adopted by our shareholders and effected by us, then our authorized capital stock will consist of 275,000,000 shares of common stock and 50,000,000 shares of preferred stock. The following is a summary of the material terms of our capital stock. This summary does not purport to be complete or to contain all the information that may be important to you, and is qualified in its entirety by reference to our amended and restated articles of incorporation, or our articles of incorporation, and bylaws, the statements of designation for our 7.25% convertible participating preferred stock and our series c convertible participating preferred stock, and the investor's rights agreement with the Apollo Shareholders. We encourage you to read the provisions of these documents to the extent they relate to your individual investment strategy. Copies of our articles of incorporation and the statement of designation for our series c convertible participating preferred stock are exhibits to our registration statement on Form S-3 of which this prospectus is a part. Copies of the statement of designation for our 7.25% convertible participating preferred stock and the investor's rights agreement are filed as exhibits to our annual report on Form 10-K for the year ended December 31, 1999. A copy of our bylaws, as amended, is filed as an exhibit to our annual report on Form 10-K/A for the year ended December 31, 1998.


Preferred Stock

   Our articles of incorporation authorize us to issue preferred stock in one or more series having designations, rights, and preferences determined from time to time by our board of directors. Accordingly, subject to applicable stock exchange rules and the terms of existing preferred stock, our board of directors is empowered, without the approval of the holders of common stock, to issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of common stock. Currently, we have two series of preferred stock that are outstanding or proposed to be issued: the outstanding 7.25% convertible participating preferred stock and the proposed series c convertible participating preferred stock. The terms of the 7.25% convertible participating preferred stock and series c convertible participating preferred stock are discussed below. In some cases, the issuance of preferred stock could delay a change of control of us or make it harder to remove present management. In addition, the voting and conversion rights of a series of preferred stock could adversely affect the voting power of our common shareholders. Preferred stock could also restrict dividend payments to holders of our common stock. Although we have no present intention to create any new series or issue any additional shares of preferred stock except as noted in this prospectus, we could do so at any time in the future, subject to the rights of holders of our existing preferred stock.

7.25% Convertible Participating Preferred Stock

   Our board of directors has designated 275,000 of our authorized shares of preferred stock as 7.25% convertible participating preferred stock pursuant to a statement of designation filed with the Secretary of State of Texas. Currently, 256,191 shares of 7.25% convertible participating preferred stock are outstanding, all of which are held by the Apollo Shareholders.

   Conversion Rights. At the holder's election, each share of 7.25% convertible participating preferred stock is convertible into a number of shares of common stock determined by dividing:

   . the $1,000 liquidation preference, plus the amount of all accrued and unpaid dividends;

   . by the conversion price of $14.00, subject to adjustment.

   The price per share of common stock into which the 7.25% convertible participating preferred stock is convertible is subject to adjustment under certain circumstances, including the following:

   . until August 22, 2002, issuances (or deemed issuances) of common stock without consideration or for consideration that is less than the greater of the applicable conversion price and the per share fair market value of the common stock; and

   . after August 22, 2002, issuances (or deemed issuances) of common stock without consideration or for consideration that is less than the per share fair market value of the common stock.

   Dividends. The 7.25% convertible participating preferred stock bears a preferred cumulative dividend at the rate of 7.25% per year and a default rate of 9.25% during the continuation of any event of non-compliance. Until February 22, 2003, dividends may be paid quarterly in cash or accumulated at our option. Thereafter, dividends to the Apollo Shareholders must be paid quarterly in cash or an event of non-compliance will have occurred.

   The 7.25% convertible participating preferred stock is also entitled to share in any dividends we may declare on our common stock. If we declare a dividend on our common stock, the holders of the 7.25% convertible participating preferred stock will have the option to:

   . receive the dividend that the holder would have received had the holder's
     7.25% convertible participating preferred stock been converted into common stock immediately prior to the record date of such common stock dividend; or

   . reduce the conversion price of the holder's 7.25% convertible participating preferred stock by the per share amount of such common stock dividend.

   If a change of control of us occurs prior to February 22, 2005, then the holders of the 7.25% convertible participating preferred stock shall receive, out of legally available funds, all accrued and unpaid dividends as of the date of the change of control, plus the lesser of:

   . all dividends that would have accrued from the date of the change of control through February 22, 2005; and

   . all dividends that would have accrued from the date of the change of control through the date that is two and one-half years from the date of the change of control.

   Liquidation Preference. Each share of 7.25% convertible participating preferred stock has a liquidation preference in an amount equal to the greater of:

   . $1,000, plus all accrued and unpaid dividends; and

   . the amount the holder would have received if such holder had converted such share into shares of common stock immediately prior to such liquidation.

   If we liquidate, no distribution may be made to the holders of our common stock or the holders of any other class or series of our capital stock ranking junior to the 7.25% convertible participating preferred stock until the holders of the 7.25% convertible participating preferred stock have received their liquidation preference.

   Representation on the Board of Directors. The holders of the 7.25% convertible participating preferred stock may elect directors to our board as follows:

   . for so long as the Apollo Shareholders hold in the aggregate common stock equivalents equal to at least 50% of the common stock equivalents represented by their initial investment in the 7.25% convertible participating preferred stock, the Apollo Shareholders may elect the greater of three directors or 30% of the board, rounded up to the nearest whole director;

   . for so long as the Apollo Shareholders hold in the aggregate common stock equivalents equal to at least 25% of the common stock equivalents represented by their initial investment in the 7.25% convertible participating preferred stock, the Apollo Shareholders may elect 22% of the board, rounded up to the nearest whole director; and

   . for so long as the Apollo Shareholders hold in the aggregate common stock equivalents equal to at least 12.5% of the common stock equivalents represented by their initial investment in the 7.25% convertible participating preferred stock, the Apollo Shareholders may elect 15% of the board, rounded up to the nearest whole director.

   The holders of the 7.25% convertible participating preferred stock are entitled to representation on every committee of our board in proportion to their percentage representation on our board.

   In addition, upon the occurrence of any of the following events of non-compliance until such event of non-compliance is remedied, holders of a majority of the shares of the 7.25% convertible participating preferred stock may designate a number of individuals that, when combined with the directors they are already entitled to elect, will constitute a majority of our board of directors:

   . we fail to pay the dividends or distributions required to be paid on the 7.25% convertible participating preferred stock within ten days after notice of such failure;

   . we fail to pay the full redemption price for the 7.25% convertible participating preferred stock when due as noted under "Redemption" below;

   . any breach by us of our obligations to obtain the approval of the holders of the 7.25% convertible participating preferred stock as required by the statement of designation;

   . any material and intentional breach by us of any of the terms and conditions of the investor's rights agreement or any material breach of the statement of designation of the 7.25% convertible participating preferred stock;

   . any payment default or any other default giving rise to a right of acceleration, under any of our indebtedness that has an aggregate principal amount outstanding of greater than $10 million as of the date of such event of default;

   . we voluntarily commence certain bankruptcy-related proceedings; or

   . any involuntary proceeding is commenced with respect to us and any such proceeding remains unstayed for a period of sixty consecutive days.

   Redemption. The 7.25% convertible participating preferred stock is subject to mandatory and optional redemption. On February 22, 2012, we must redeem all outstanding shares of 7.25% convertible participating preferred stock at a price per share equal to the liquidation amount as of that date.

   At any time after February 22, 2005, we may elect to redeem all, but not less than all, of the outstanding shares of 7.25% convertible participating preferred stock at a price per share equal to:

   . 103% of the liquidation amount as of the redemption date, if the redemption occurs on or after February 22, 2005 but before February 22, 2006;

   . 102% of the liquidation amount as of the redemption date, if the redemption occurs on or after February 22, 2006 but before February 22, 2008; or

   . 101% of the liquidation amount as of the redemption date, if the redemption occurs on or after February 22, 2008 but before February 22, 2012.

Each holder of 7.25% convertible participating preferred stock may elect to have any or all of such holder's shares redeemed effective after the consummation of a sale of the company, the liquidation of the company or other similar change of control of the company for a price equal to 101% of the liquidation amount at that time:

   Voting Rights. Holders of the 7.25% convertible participating preferred stock are entitled to vote, together with the holders of the common stock (voting as a single class), on all matters presented to the holders of the common stock. Each share of 7.25% convertible participating preferred stock entitles the holder to cast the number of votes such holder would have been entitled to cast had such holder converted such share of 7.25% convertible participating preferred stock into shares of common stock as of the record date for determining eligibility for such vote. As of September 13, 2002, the holders of 7.25% convertible participating preferred stock are entitled to an aggregate of approximately 21,997,924 votes, representing approximately 25.3% of the voting power of our outstanding securities.


   In addition, so long as any shares of 7.25% convertible participating preferred stock are outstanding, neither we nor any of our subsidiaries may take any of the following actions without the consent of the holders of at least a majority of the outstanding shares of 7.25% convertible participating preferred stock:

   . authorize or issue any securities equal in priority with or senior to, or which in any manner has a material adverse effect on, the rights, preferences, or remedies of the holders of the 7.25% convertible participating preferred stock or authorize or issue new shares of 7.25% convertible participating preferred stock;

   . amend the terms of the 7.25% convertible participating preferred stock or amend the terms of our articles of incorporation or bylaws in a manner that would adversely affect the rights, preferences, and privileges of the holders of the 7.25% convertible participating preferred stock;

   . declare or pay any dividend on, or purchase or redeem, any shares of any capital stock ranking junior to the 7.25% convertible participating preferred stock, or any warrants or options to purchase any of our capital stock, except that we may declare or pay any dividend on or repurchase our common stock if the amount, when combined with the sum of all other dividends declared or paid on, plus all amounts paid in the repurchase of, the common stock in the preceding twelve month period, does not exceed 5% of the aggregate fair market value of the common stock at the time of the declaration or payment of the dividend or commitment to repurchase;

   . agree to any provision in any agreement that would by its terms impose any restriction on our ability to honor the exercise of any rights of the holders of the 7.25% convertible participating preferred stock; or

   . enter into any transaction with certain affiliates unless such transaction is in the ordinary course of business and on fair and reasonable terms.

Series C Convertible Participating Preferred Stock

   Currently, none of the shares of series c convertible participating preferred stock is outstanding. In accordance with our securities purchase agreement with the Apollo Shareholders, to the extent shares of common stock subscribed for purchase by the Apollo Shareholders are needed to satisfy the subscriptions (including over-subscriptions) of other rights holders, the Apollo Shareholders have agreed to purchase shares of series c convertible participating preferred stock at $1.10 per share, being the aggregate subscription price of the two shares of common stock into which each share of series c convertible participating preferred stock is convertible, in lieu of shares of common stock. To the extent required to comply with the terms of the securities purchase agreement upon the closing of the transactions contemplated in that agreement, our board of directors will designate up to 28,352,190 of our authorized shares of preferred stock as series c convertible participating preferred stock.

   Conversion Rights. To the extent we have authorized and unreserved shares of common stock available, each share of series c convertible participating preferred stock will immediately convert into two shares of common stock, subject to adjustment for:

   . stock splits and reverse stock splits of the common stock; and

   . the conversion or exchange of shares of common stock for other securities in connection with a capital reorganization, reclassification of stock, merger, or consolidation.

   Dividends. The series c convertible participating preferred stock is entitled to share in any dividends we may declare on our common stock based upon the number of shares of common stock into which it is convertible.

   Liquidation Preference. Each share of series c convertible participating preferred stock has a liquidation preference in an amount equal $0.02, plus all accrued and accumulated unpaid dividends on such shares. Upon liquidation, the payment of the liquidation preference on the series c convertible participating preferred stock will occur after payment, or provision for payment, is made to our creditors and the holders of our 7.25% convertible participating preferred stock. If we liquidate, no distribution may be made to the holders of our common stock and any other class or series of our capital stock (other than the 7.25% convertible participating preferred stock) until the holders of the series c convertible participating preferred stock have received their liquidation preference.

   Voting Rights. Holders of the series c convertible participating preferred stock are entitled to vote, together with the holders of our common stock (voting as a single class), on all matters presented to the holders of the common stock. Each share of series c convertible participating preferred stock entitles the holder to cast the number of votes such holder would have been entitled to cast had such holder converted such share of series c convertible participating preferred stock into shares of common stock as of the record date for determining eligibility for such vote.

   Miscellaneous. The terms of the series c convertible participating preferred stock do not entitle the holders thereof to preemptive, subscription, or redemption rights.

Common Stock

   Voting Rights. Each share of our common stock is entitled to one vote in the election of directors and other matters. A majority of shares of our voting stock constitutes a quorum at any meeting of shareholders. Common shareholders are not entitled to cumulative voting rights.

   Dividends. Subject to the preferential rights of any outstanding shares of preferred stock and the restrictive terms of our bank credit facility, which prohibits the payment of dividends, dividends may be paid to holders of common stock as may be declared by our board of directors out of funds legally available for that purpose. We do not intend to pay dividends at the present time or in the foreseeable future.

   Liquidation. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will receive pro-rata all assets remaining after we pay our creditors and satisfy the liquidation preference of our preferred shareholders.

   Miscellaneous. Holders of common stock have no preemptive, subscription, redemption, or conversion rights.

   The transfer agent and registrar for the common stock is Mellon Investor Services LLC.

Other Provisions with Anti-Takeover Implications

   Texas Business Corporation Act. We are a Texas corporation. The Texas Business Corporation Act contains certain provisions that, in addition to the Apollo Shareholders' substantial investment in us, could discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares. These provisions generally prohibit public corporations from engaging in significant business transactions, including mergers, with a beneficial owner of 20% or more of the corporation's stock for a period of three years after the holder exceeds that ownership level, unless:

  . the board approves either the transaction in question or the acquisition of shares by the affiliated stockholder prior to the interested stockholder's share acquisition date; or

  . the transaction is approved by the holders of at least two-thirds of the corporation's outstanding voting shares not beneficially owned by the affiliated stockholder or its affiliates or associates, at a meeting of stockholders not less than six months after the affiliated stockholder's share acquisition date.

   These provisions of the Texas Business Corporation Act do not apply to the rights offering and the $35 million purchase by the Apollo Shareholders because the initial purchase of shares of 7.25% convertible participating preferred stock, representing more than 20% of own outstanding voting shares, by the Apollo Shareholders was approved by our board of directors prior to such purchase.

   Super Majority Voting Provisions. Our articles of incorporation require, among other things, the approval of at least 80% of our voting securities for business combinations with, or the acquisition of voting securities valued at more than 20% of our total consolidated assets from, interested shareholders (owners of 10% of our voting securities) and related persons (the owners of 5% of our voting securities), respectively. The special voting provisions are not applicable to the proposed transactions with the Apollo Shareholders because the value of the transaction is less than 20% of our total consolidated assets of June 30, 2002. Additionally, the transactions with the Apollo Shareholders do not involve their sale of our voting securities to us.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following discussion is a summary of the material federal income tax consequences of the rights offering to holders of common stock that hold such stock as a capital asset for federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date of this prospectus, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons, which is defined as a citizen or resident of the United States, a domestic partnership, a domestic corporation, any estate (other than a foreign estate), and any trust so long as a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. Generally, for federal income tax purposes an estate is classified as a "foreign estate" based on the location of the estate assets, the country of the estate's domiciliary administration, and the nationality and residency of the domiciliary personal representative.

   This discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, including, holders of outstanding convertible participating preferred stock, options or warrants, holders who are dealers in securities or foreign currency, foreign persons (defined as all persons other than U.S. persons), insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired common stock pursuant to the exercise of compensatory stock options or warrants or otherwise as compensation.

   We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the rights offering or the related share issuance. The following summary does not address the tax consequences of the rights offering or the related share issuance under foreign, state, or local tax laws. ACCORDINGLY, EACH HOLDER OF COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE RIGHTS OFFERING OR THE RELATED SHARE ISSUANCE TO SUCH HOLDER.

   The federal income tax consequences for a holder of common stock on a receipt of subscription rights under the rights offering should be as follows:

   . A holder should not recognize taxable income for federal income tax purposes in connection with the receipt of subscription rights in the rights offering.

   . Except as provided in the following sentence, the tax basis of the subscription rights received by a holder in the rights offering should be zero. If either (a) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the common stock with respect to which the subscription rights are received or (b) the holder elects, by attaching a statement to its federal income tax return for the taxable year in which the subscription rights are received, to allocate part of the tax basis of such common stock to the subscription rights, then upon exercise of the subscription rights, the holder's tax basis in the common stock should be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed. A holder's holding period for the subscription rights received in the rights offering should include the holder's holding period for the common stock with respect to which the subscription rights were received.

   . A holder that allows the subscription rights received in the rights offering to expire should not recognize any gain or loss, and the tax basis of the common stock owned by such holder with respect to which such subscription rights were distributed should be equal to the tax basis of such common stock immediately before the receipt of the subscription rights in the rights offering.

   . A holder should not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering.

   . The tax basis of the common stock acquired through exercise of the subscription rights should equal the sum of the subscription price for the common stock and the holder's tax basis, if any, in the subscription rights as described above.

   . The holding period for the common stock acquired through exercise of the subscription rights should begin on the date the subscription rights are exercised.

                                 LEGAL MATTERS

   The validity of the shares of common stock offered hereby will be passed upon for us by Bracewell & Patterson, L.L.P., Houston, Texas.

                                    EXPERTS

   The consolidated balance sheets of Encompass Services Corporation as of December 31, 2001 and 2000 and the related consolidated statements of operations, shareholders' equity and other comprehensive income and cash flows for each of the years then ended, have been incorporated by reference into this prospectus in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference into this prospectus, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2001 consolidated financial statements refers to a change in the method of accounting for derivative instruments and hedging activities.

   The consolidated statements of operations, of shareholders' equity and other comprehensive income and of cash flows for the year ended December 31, 1999, incorporated in this prospectus by reference to the company's Form 10-K/A dated July 1, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information as well as the information included in this prospectus. Specifically, we are incorporating by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

   . Our Annual Report on Form 10-K for the year ended December 31, 2001, as amended by our Forms 10-K/A dated April 1, 2002 and July 1, 2002;

   . Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002; and

   . Our Current Reports on Form 8-K filed with the SEC on June 28, 2002, July
     16, 2002, August 12, 2002, August 14, 2002, August 15, 2002 and September
     4, 2002.

   We will provide a copy of any document incorporated by reference into this prospectus and any exhibit specifically incorporated by reference in those documents, without charge, by request directed to us at the following address and telephone number:

                        Encompass Services Corporation
                         3 Greenway Plaza, Suite 2000
                             Houston, Texas 77046
                         Attention: Investor Relations
                                 713-860-0100

                      WHERE YOU CAN FIND MORE INFORMATION

   You may read and copy any document we file with the SEC at its public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

   Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov and through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our shares of common stock are traded.

   We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 regarding this rights offering. This prospectus does not contain all of the information set forth in the registration statement and its exhibits.

                          FORWARD-LOOKING STATEMENTS

   This document and the information incorporated by reference contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to management. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "should," "may," "will," "objective," "projection," "forecast," "management believes," "continue," "strategy," "position" or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future operating results or the ability to generate sales, income or cash flow are forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of our operations set forth in this document under:

   . Summary;

   . Risk Factors; and

   . Capitalization.

and in the documents incorporated by reference under the captions:

   . Description of Business; and

   . Management's Discussion and Analysis of Financial Condition and Results of
     Operations.

   Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond management's ability to control or predict. These statements are necessarily based upon various assumptions involving judgments with respect to the future including, among others:

   . the sale of $35 million of our voting securities to the Apollo
     Shareholders pursuant to the securities purchase agreement;

   . the prepayment of $31 million of indebtedness under our bank credit facility by October 15, 2002;

   . the ability to achieve synergies and revenue growth;

   . national, regional and local economic, competitive and regulatory conditions and developments;

   . technological developments;

   . capital market conditions;

   . inflation rates;

   . interest rates;

   . weather conditions;

   . the timing and success of integration and business development efforts;

   . the impact of a national energy policy; and

   . other uncertainties,

all of which are difficult to predict and many of which are beyond management's control. You are cautioned not to put undue reliance on any forward-looking statements.

   You should understand that the foregoing important factors, in addition to those discussed elsewhere in this document, including those under the heading "Risk Factors" beginning on page 3, could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements.

                                                                        ANNEX A

                                LEHMAN BROTHERS

                                                                  June 25, 2002

Special Committee of the Board of Directors
Encompass Services Corporation
8 Greenway Plaza
Suite 1500
Houston, TX 77048

Members of the Special Committee of the Board:

   We understand that Encompass Services Corporation ("Encompass" or the "Company") intends to effect a $50,000,000 rights offering (the "Rights Offering") in which the Company will distribute non-transferable rights ("Purchase Rights") to purchase shares of the Company's common stock (the "Common Stock") to the holders of Common Stock and the holders of shares of the Company's 7.25% Convertible Preferred Stock (the "Preferred Stock") at a per share price (the "Subscription Price") equal to the lower of (i) $0.70 per share of Common Stock (or share of Common Stock underlying the Series C Preferred Stock) and (ii) the average of the closing prices of the Common Stock on the New York Stock Exchange over a period of ten (10) business days beginning on the first business day after the public announcement of the Rights Offering; provided, that if such average is less than $0.55, the Subscription Price will be $0.55. We further understand that the Company, Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (collectively, "Apollo IV") intend to enter into a Securities Purchase Agreement, dated June 27, 2002 (the "Agreement"), pursuant to which Apollo IV through the exercise of Purchase Rights (and to the extent necessary, through additional purchases) will buy a number of shares of Common Stock and, if there are not sufficient shares of authorized Common Stock available, shares of the Company's Series C Convertible Participating Preferred Stock (the "Series C Preferred Stock"), such that the number of shares of Common Stock and shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock purchased by Apollo IV equal $35,000,000 divided by the Subscription Price (the "Proposed Transaction"). We further understand that in the Proposed Transaction Apollo IV will purchase each share of Common Stock at the Subscription Price, and if necessary, each share of Series C Preferred Stock at two times the Subscription Price. We further understand that the principal terms of the Series C Preferred Stock and the Common Stock are substantially identical except that, (i) the Series C Preferred Stock has a $0.02 per share liquidation preference over the Common Stock, (ii) each share of Series C Preferred Stock automatically converts into 2 shares of Common Stock (subject to customary anti-dilution provisions) once the Company has sufficient available authorized shares of Common Stock to permit conversion and (iii) each share of Series C Preferred Stock votes on an as converted basis with the Common Stock. We understand that concurrent with the Rights Offering, the Company is soliciting its shareholders to approve the purchase of additional shares of Common Stock by Apollo IV. We also understand that the number of shares of Common Stock beneficially owned by Apollo IV and certain of its affiliates as of March 31, 2002 consisted of 21,293,269 shares of Common Stock issuable upon conversion of the shares of Preferred Stock currently held by Apollo IV and certain of its affiliates and 1,287,500 shares of Common Stock that may be purchased pursuant to warrants (the "Existing Warrants") for an aggregate beneficial ownership interest of approximately 26.1%. We also understand that Apollo IV has appointed three directors to the Board of Directors of the Company. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and the Statement of Designation of the Series C Preferred Stock.

   We further understand that prior to or concurrent with the consummation of the Proposed Transaction, Encompass and its senior lenders will amend certain restrictive covenants contained in the credit agreement among the Company and the lenders named therein (as amended on November 9, 2001, the "Credit Agreement") so that, among other things, the Company will not be in violation of its financial covenants as of June 30, 2002 and will, therefore, not be in default under the Credit Agreement. The Proposed Transaction is conditioned on such amendment of the Credit Agreement.

   We have been requested by the Special Committee of the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the consideration to be received by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, (i) the Company's underlying business decision to proceed with or effect the Rights Offering or the Proposed Transaction, (ii) the proposed amendment to the Credit Agreement,
(iii) the long term financial viability of the Company or (iv) whether or not a shareholder should exercise the Purchase Rights distributed to such shareholder.

   In arriving at our opinion, we reviewed and analyzed: (1) the Agreement, a draft of the Statement of Designation of the Series C Preferred Stock, and the specific terms of the Proposed Transaction and the Rights Offering, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including information with respect to the Company's anticipated capital and investment expenditures, debt payments and working capital requirements, (4) financial projections of the Company prepared by management of the Company (the "Projections"), (5) the trading histories of the Company's common stock and debt securities from April 30, 2001 to the present, (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, (7) published reports of third party research analysts with respect to the financial condition and future financial performance of the Company, (8) the current covenants contained in the Credit Agreement and the Company's ability to comply with such covenants, (9) the potential impact on the Company's customers, employees, suppliers, and surety bond providers of a possible default under the Credit Agreement and a lapse or perceived lapse in liquidity available to the Company to carry on its business in the ordinary course, (10) the Company's current liquidity position and its impact on current operations, the Company's ability to meet its cash requirements in the future and alternative sources of liquidity presently available to the Company, (11) the potential availability of, and likely terms associated with, various capital markets financing alternatives that the Company could pursue, (12) the Company's current financial obligations and its ability to meet such obligations from its existing or currently projected operations, (13) the current credit ratings assigned to Encompass' debt securities and the outlook assigned to such securities by the rating agencies, (14) the results of Credit Suisse First Boston Corporation's previous efforts to solicit indications of interest from third parties with respect to an investment in the Company, (15) the pro forma financial consequences to the Company of the Proposed Transaction, and (16) the potential that Apollo IV, following the consummation of the Proposed Transaction and the Rights Offering, may obtain a majority of the voting power of the Company's voting securities. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

   In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Projections, upon advice of the Company we have assumed that such Projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future performance of the Company, and we have relied upon such Projections in performing our analysis. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, the Company has not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to an equity investment in or financing of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

   Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received by the Company in the Proposed Transaction is fair to the Company.

   We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee upon delivery of this opinion. The Company also has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We have performed various investment banking services for Apollo IV and its affiliates in the past and have received customary fees for such services. In the ordinary course of our business, we actively trade in the securities of the Company and in securities of companies and other entities in which Apollo IV and its affiliates may have an interest, for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Certain affiliates of Lehman Brothers invest in funds managed by affiliates of Apollo IV.

   This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company and is rendered to the Special Committee of the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the purchase of additional shares of Common Stock by Apollo IV or whether or not a shareholder should exercise the Purchase Rights distributed to such shareholder.

                                          LEHMAN BROTHERS

               The Subscription Agent For the Rights Offering is

                               Mellon Bank, N.A.

BY MAIL:                   BY OVERNIGHT COURIER:      BY HAND:
Mellon Bank, N.A.          Mellon Bank, N.A.          Mellon Bank, N.A.
C/O Mellon Investor        C/O Mellon Investor        C/O Mellon Investor
Services LLC               Services LLC               Services LLC
P.O. Box 3301              85 Challenger Road         120 Broadway, 13th Floor
South Hackensack, NJ 07606 Ridgefield Park, NJ 07660  New York, New York 10271
Attention: Reorganization  Attention: Reorganization  Attention: Reorganization
Department                 Department                 Department

                              Call (800) 777-3674

               The Information Agent for the Rights Offering is:

[LOGO] MACKENZIE
       PARTNERS, INC.
                              105 Madison Avenue
                           New York, New York 10016
                         (212) 929-5500 (Call Collect)
                                      or
                         Call Toll-Free (800) 322-2885
                      E-mail: proxy@mackenziepartners.com

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

   The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All items below are estimates other than the Securities and Exchange Commission registration fee and the NYSE listing fee. Encompass will pay all of such expenses.

         Securities and Exchange Commission registration fee $    3,795
         NYSE listing fee...................................     25,650
         Printing and engraving expenses....................    200,000
         Proxy solicitation fees and expenses...............     50,000
         Accounting fees and expenses.......................    400,000
         Legal fees and expenses............................    550,000
         Subscription Agent fees and expenses...............     75,000
         Miscellaneous......................................    495,555
                                                             ----------
            Total........................................... $1,800,000
                                                             ==========

Item 15.  Indemnification of Directors and Officers.

   Article 2.02A of the Texas Business Corporation Act (the "TBCA") provides, in relevant part, as follows:

      Subject to the provisions of Sections B and C of this Article, each corporation shall have power:

      (16) to indemnify directors, officers, employees, and agents of the corporation and to purchase and maintain liability insurance for those persons.

   Article IX of the Articles of Incorporation of the Registrant (therein referred to as the "Corporation") and Article 6 of the Bylaws of the Registrant provide as follows:

      1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that would lead to such action, suit or proceeding (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all judgments, fines, penalties (including excise tax and similar taxes), settlements, and reasonable expenses actually incurred by such indemnitee in connection therewith. The right to indemnification conferred in this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses''); provided, however, that, if the TBCA requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of any undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

      2. Insurance. The Corporation may purchase and maintain insurance, at its expense, on behalf of any indemnitee against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a representative of the Corporation, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBCA.

      3. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the TBCA with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

   The Registrant has entered into employment agreements with its executive officers pursuant to which the Registrant generally is obligated to indemnify such officers to the full extent permitted by the TBCA as described above.

   The Registrant has purchased liability insurance policies covering the directors and officers of the Registrant, including, protection where the Registrant cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Item 16.  Exhibits.

Exhibit
Number  Description of Exhibit
------  ----------------------
  3.1*  Amended and Restated Articles of Incorporation of Group Maintenance America Corp. (Exhibit A
        to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December
        31, 1999, File No. 1-13565).

  3.2*  Statement of Designation dated February 15, 2000 relating to the 7.25% Convertible Preferred
        Stock of the Registrant (Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 1-13565).

  3.3*  Form of Statement of Designation relating to the Series C Convertible Participating Preferred
        Stock of the Registrant (Exhibit B to Exhibit 99.2 of the Registrant's Current Report on Form 8-K
        filed June 28, 2002, File No. 1-13565).

  4.1   Form of Rights Certificate.

  4.2*  Indenture dated as of April 30, 1999 among Building One Services Corporation, the guarantors named therein and IBJ Whitehall Bank & Trust Company, as Trustee (Exhibit 4.1 to the
        Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No.
        1-13565).

Exhibit
Number  Description of Exhibit
------  ----------------------
  4.3*  First Supplemental Indenture dated as of November 12, 1999 among Building One Services
        Corporation, the guarantors named therein and IBJ Whitehall Bank & Trust Company, as Trustee
        (Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December
        31, 1999, File No. 1-13565).

  4.4*  Second Supplemental Indenture dated as of January 31, 2000 among Building One Services
        Corporation, the guarantors named therein and IBJ Whitehall Bank & Trust Company, as Trustee
        (Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December
        31, 1999, File No. 1-13565).

  4.5*  Third Supplemental Indenture dated as of February 22, 2000 among Building One Services
        Corporation, Group Maintenance America Corp., the guarantors named therein and The Bank of
        New York, as successor to IBJ Whitehall Bank & Trust Company, as Trustee (Exhibit 4.4 to the
        Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File
        No. 1-13565).

  4.6*  Fourth Supplemental Indenture dated as of June 28, 2001 among the Registrant, the guarantors named therein and The Bank of New York, as successor to IBJ Whitehall Bank & Trust Company, as Trustee (Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
        June 30, 2001, File No. 1-13565).

  4.7*  Form of 10 1/2% Senior Subordinated Note (contained in the Fourth Supplemental Indenture filed as Exhibit 4.6 above).

  4.8*  Form of Registration Rights Agreement dated as of June 28, 2001 between the Registrant and the
        Initial Purchasers named therein (Exhibit 4.7 to Registration Statement No. 333-68064).

  5.1** Opinion of Bracewell & Patterson, L.L.P.

  5.2** Opinion of Lehman Brothers Inc.

 10.1*  Credit Agreement dated as of February 22, 2000 among the Registrant, the subsidiaries of the
        Registrant named therein, Bank of America, N. A., as administrative agent, Chase Bank of Texas,
        National Association, as syndication agent, First Union National Bank, as documentation agent, and the banks named therein (Exhibit 10.15 to the Registrant's Annual Report on Form 10-K for
        the fiscal year ended December 31, 1999, File No. 1-13565).

 10.2*  First Amendment dated effective as of March 23, 2000 to Credit Agreement dated as of February
        22, 2000 among the Registrant, the subsidiaries of the Registrant named therein, Bank of America,
        N. A., as administrative agent, Chase Bank of Texas, National Association, as syndication agent,
        First Union National Bank, as documentation agent, and the banks named therein (Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, File No.
        1-13565).

 10.3*  Second Amendment dated effective as of May 10, 2000 to Credit Agreement dated as of February
        22, 2000 among the Registrant, the subsidiaries of the Registrant named therein, Bank of America,
        N. A., as administrative agent, Chase Bank of Texas, National Association, as syndication agent,
        First Union National Bank, as documentation agent, and the banks named therein (Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, File No.
        1-13565).

 10.4*  Third Amendment dated effective as of June 8, 2001 to Credit Agreement dated as of February 22,
        2000 among the Registrant, the subsidiaries of the Registrant named therein, Bank of America,
        N. A., as administrative agent, The Chase Manhattan Bank, as successor to Chase Bank of Texas,
        National Association, as syndication agent, First Union National Bank, as documentation agent, and the banks named therein (Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for
        the quarter ended June 30, 2001, File No. 1-13565).

Exhibit
Number  Description of Exhibit
------  ----------------------

 10.5*  Fourth Amendment dated effective as of November 9, 2001 to Credit Agreement dated as of
        February 22, 2000 among the Registrant, the subsidiaries of the Registrant named therein, Bank of
        America, N. A., as administrative agent, The Chase Manhattan Bank, as successor to Chase Bank of Texas, National Association, as syndication agent, First Union National Bank, as documentation agent, and the banks named therein (Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q
        for the quarter ended September 30, 2001, File No. 1-13565).

 10.6*  Fifth Amendment dated effective as of June 26, 2002 to Credit Agreement dated as of February
        22, 2000 among the Registrant, the subsidiaries of the Registrant named therein, Bank of America,
        N. A., as administrative agent, JP Morgan Chase Bank, as successor to The Chase Manhattan
        Bank, as successor to Chase Bank of Texas, National Association, as syndication agent, Wachovia
        Bank National Association, as successor to First Union National Bank, as documentation agent, and the banks named therein (Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed
        June 28, 2002, File No. 1-13565).

 10.7*  Investor's Rights Agreement dated February 22, 2000 between Group Maintenance America Corp.
        and BOSS II, LLC (Exhibit 10.17 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 1-13565).

 23.1** Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5.1).

 23.2   Consent of KPMG LLP.

 23.3   Consent of PricewaterhouseCoopers LLP.

 23.4   Consent of Lehman Brothers Inc.

 24.1** Form of Power of Attorney executed by each director.

 99.1** Form of Instructions as to Use of Rights Certificates including form of Notice of Guaranteed
        Delivery for Rights Certificate and Substitute Form W-9 for Use with the Rights Offering.

 99.2** Form of Letter to Security Holders Who Are Record Holders.

 99.3** Form of Letter to Securities Dealers, Commercial Banks, Trust Companies and Other Nominees.

 99.4** Form of Letter to Clients of Security Holders Who Are Beneficial Holders.

 99.5** Form of Letter to Participants in 401(k) Plan.

 99.6** Form of Nominee Holder Certification Form.

 99.7*  Securities Purchase Agreement between the Registrant and the Investors Identified Therein, dated as of June 27, 2002 (Exhibit 99.2 to the Registrant's, current report on Form 8-K filed June 28,
        2002, File No. 1-13565).

--------
*  Incorporated by reference from a prior filing as indicated.
** Previously filed.

Item 17.  Undertakings.

   (a) Regulation S-K, Item 512 Undertakings

      (1) The undersigned registrant hereby undertakes:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee'' table in the effective registration statement; and

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, and, to the extent applicable, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 3 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 13, 2002.


                                          ENCOMPASS SERVICES CORPORATION

                                                   /s/ DARREN B. MILLER
                                          By: _______________________________
                                                     Darren B. Miller
                                                Senior Vice President and
                                                 Chief Financial Officer


   Pursuant to the requirements of the Securities Act of 1933, this amendment no. 3 to its registration statement has been signed by the persons indicated below in the indicated capacities on September 13, 2002.



          Signature                        Title
          ---------                        -----

* /s/ J. PATRICK MILLINOR, JR.    Chairman of the Board;
------------------------------            Director
  J. Patrick Millinor, Jr.

     /s/ JOSEPH M. IVEY        President and Chief Executive
------------------------------        Officer; Director
       Joseph M. Ivey               (principal executive
                                          officer)

    /s/ DARREN B. MILLER         Senior Vice President and
------------------------------     Chief Financial Officer
      Darren B. Miller              (principal financial
                                          officer)

      /s/ L. SCOTT BIAR            Vice President, Chief
------------------------------       Accounting Officer
        L. Scott Biar               (principal accounting
                                          officer)

------------------------------           Director
        Andrew Africk

   * /s/ VINCENT W. EADES                Director
------------------------------
      Vincent W. Eades

------------------------------           Director
        Michael Gross

------------------------------           Director
       Scott Kleinman

    * /S/ DONALD L. LUKE                 Director
------------------------------
       Donald L. Luke

    * /s/ LUCIAN MORRISON                Director
------------------------------
       Lucian Morrison

          Signature                          Title
          ---------                          -----

* /s/ WILLIAM M. MOUNGER, II               Director
-----------------------------
   William M. Mounger, II

   * /s/ JOHN M. SULLIVAN                  Director
-----------------------------
      John M. Sullivan

       /s/ GRAY H. MUZZY
*By: ________________________
        Gray H. Muzzy
(Attorney-in-fact for persons
         indicated)

                                 EXHIBIT INDEX


Exhibit
Number  Description of Exhibit
------  ----------------------
  3.1*  Amended and Restated Articles of Incorporation of Group Maintenance America Corp. (Exhibit A
        to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December
        31, 1999, File No. 1-13565).

  3.2*  Statement of Designation dated February 15, 2000 relating to the 7.25% Convertible Preferred
        Stock of the Registrant (Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 1-13565).

  3.3*  Form of Statement of Designation relating to the Series C Convertible Participating Preferred
        Stock of the Registrant (Exhibit B to Exhibit 99.2 of the Registrant's Current Report on Form 8-K
        filed June 28, 2002, File No. 1-13565).

  4.1   Form of Rights Certificate.

  4.2*  Indenture dated as of April 30, 1999 among Building One Services Corporation, the guarantors named therein and IBJ Whitehall Bank & Trust Company, as Trustee (Exhibit 4.1 to the
        Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No.
        1-13565).

  4.3*  First Supplemental Indenture dated as of November 12, 1999 among Building One Services
        Corporation, the guarantors named therein and IBJ Whitehall Bank & Trust Company, as Trustee
        (Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December
        31, 1999, File No. 1-13565).

  4.4*  Second Supplemental Indenture dated as of January 31, 2000 among Building One Services
        Corporation, the guarantors named therein and IBJ Whitehall Bank & Trust Company, as Trustee
        (Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December
        31, 1999, File No. 1-13565).

  4.5*  Third Supplemental Indenture dated as of February 22, 2000 among Building One Services
        Corporation, Group Maintenance America Corp., the guarantors named therein and The Bank of
        New York, as successor to IBJ Whitehall Bank & Trust Company, as Trustee (Exhibit 4.4 to the
        Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File
        No. 1-13565).

  4.6*  Fourth Supplemental Indenture dated as of June 28, 2001 among the Registrant, the guarantors named therein and The Bank of New York, as successor to IBJ Whitehall Bank & Trust Company, as Trustee (Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
        June 30, 2001, File No. 1-13565).

  4.7*  Form of 10 1/2% Senior Subordinated Note (contained in the Fourth Supplemental Indenture filed as Exhibit 4.6 above).

  4.8*  Form of Registration Rights Agreement dated as of June 28, 2001 between the Registrant and the
        Initial Purchasers named therein (Exhibit 4.7 to Registration Statement No. 333-68064).

  5.1** Opinion of Bracewell & Patterson, L.L.P.

  5.2** Opinion of Lehman Brothers Inc.

 10.1*  Credit Agreement dated as of February 22, 2000 among the Registrant, the subsidiaries of the
        Registrant named therein, Bank of America, N. A., as administrative agent, Chase Bank of Texas,
        National Association, as syndication agent, First Union National Bank, as documentation agent, and the banks named therein (Exhibit 10.15 to the Registrant's Annual Report on Form 10-K for
        the fiscal year ended December 31, 1999, File No. 1-13565).

Exhibit
Number  Description of Exhibit
------  ----------------------

 10.2*  First Amendment dated effective as of March 23, 2000 to Credit Agreement dated as of February
        22, 2000 among the Registrant, the subsidiaries of the Registrant named therein, Bank of America,
        N. A., as administrative agent, Chase Bank of Texas, National Association, as syndication agent,
        First Union National Bank, as documentation agent, and the banks named therein (Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, File No.
        1-13565).

 10.3*  Second Amendment dated effective as of May 10, 2000 to Credit Agreement dated as of February
        22, 2000 among the Registrant, the subsidiaries of the Registrant named therein, Bank of America,
        N. A., as administrative agent, Chase Bank of Texas, National Association, as syndication agent,
        First Union National Bank, as documentation agent, and the banks named therein (Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, File No.
        1-13565).

 10.4*  Third Amendment dated effective as of June 8, 2001 to Credit Agreement dated as of February 22,
        2000 among the Registrant, the subsidiaries of the Registrant named therein, Bank of America,
        N. A., as administrative agent, The Chase Manhattan Bank, as successor to Chase Bank of Texas,
        National Association, as syndication agent, First Union National Bank, as documentation agent, and the banks named therein (Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for
        the quarter ended June 30, 2001, File No. 1-13565).

 10.5*  Fourth Amendment dated effective as of November 9, 2001 to Credit Agreement dated as of
        February 22, 2000 among the Registrant, the subsidiaries of the Registrant named therein, Bank of
        America, N. A., as administrative agent, The Chase Manhattan Bank, as successor to Chase Bank of Texas, National Association, as syndication agent, First Union National Bank, as documentation agent, and the banks named therein (Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q
        for the quarter ended September 30, 2001, File No. 1-13565).

 10.6*  Fifth Amendment dated effective as of June 26, 2002 to Credit Agreement dated as of February
        22, 2000 among the Registrant, the subsidiaries of the Registrant named therein, Bank of America,
        N. A., as administrative agent, JP Morgan Chase Bank, as successor to The Chase Manhattan
        Bank, as successor to Chase Bank of Texas, National Association, as syndication agent, Wachovia
        Bank National Association, as successor to First Union National Bank, as documentation agent, and the banks named therein (Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed
        June 28, 2002, File No. 1-13565).

 10.7*  Investor's Rights Agreement dated February 22, 2000 between Group Maintenance America Corp.
        and BOSS II, LLC (Exhibit 10.17 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 1-13565).

 23.1** Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5.1).

 23.2   Consent of KPMG LLP.

 23.3   Consent of PricewaterhouseCoopers LLP.

 23.4   Consent of Lehman Brothers Inc.

 24.1** Form of Power of Attorney executed by each director.

 99.1** Form of Instructions as to Use of Rights Certificates including form of Notice of Guaranteed
        Delivery for Rights Certificate and Substitute Form W-9 for Use with the Rights Offering.

 99.2** Form of Letter to Security Holders Who Are Record Holders.

 99.3** Form of Letter to Securities Dealers, Commercial Banks, Trust Companies and Other Nominees.

 99.4** Form of Letter to Clients of Security Holders Who Are Beneficial Holders.

 99.5** Form of Letter to Participants in 401(k) Plan.

 99.6** Form of Nominee Holder Certification Form.

Exhibit
Number  Description of Exhibit
------  ----------------------

 99.7*  Securities Purchase Agreement between the Registrant and the Investors Identified Therein, dated as of June 27, 2002 (Exhibit 99.2 to the Registrant's current report on Form 8-K filed June 28,
        2002, File No. 1-13565).

--------
*  Incorporated by reference from a prior filing as indicated.
** Previously filed.